UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.     )

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STONE ENERGY CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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STONE ENERGY CORPORATION
625 E. Kaliste Saloom Road
Lafayette, Louisiana 70508

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Thursday, May 20, 2004

To the Stockholders of Stone Energy Corporation:

        The 2004 Annual Meeting of Stockholders (the “Annual Meeting”) of Stone Energy Corporation (the “Company”) will be held on Thursday, May 20, 2004 at 10:00 a.m., local time, in the Denechaud Room of Le Pavillon Hotel, Baronne and Poydras Streets, New Orleans, Louisiana, for the following purposes:

(1)	To elect four directors to serve until the 2007 Annual Meeting of Stockholders;

(2)	To ratify the appointment of Ernst & Young LLP, the Company’s independent public accountants during 2003, as independent public accountants of the Company for the fiscal year ending December 31, 2004;

(3)	To approve the Company's 2004 Amended and Restated Stock Incentive Plan; and

(4)	To transact such other business as may properly come before such meeting or any adjournment(s) thereof.

        The close of business on March 25, 2004, was fixed as the record date for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting or any adjournment(s) thereof.

        You are cordially invited to attend the Annual Meeting. Your attention is directed to the attached Proxy Statement. Whether or not you plan to attend the Annual Meeting, we ask that you vote as soon as possible. You may vote by mailing a completed proxy card, by telephone or via the Internet. For detailed information regarding voting instructions, please refer to the section entitled “Voting by Mail, via the Internet or by Telephone” on page 2 of the Proxy Statement. You may revoke your proxy at any time prior to the Annual Meeting. If you decide to attend the Annual Meeting and wish to change your proxy vote, you may do so automatically by voting in person at the Annual Meeting.

By Order of the Board of Directors, Andrew L. Gates, III Secretary

Lafayette, Louisiana
April 6, 2004

STONE ENERGY CORPORATION

625 E. Kaliste Saloom Road
Lafayette, Louisiana 70508
(337) 237-0410

PROXY STATEMENT

        The enclosed proxy is solicited by and on behalf of the Board of Directors of the Company for use at the Annual Meeting to be held on Thursday, May 20, 2004 at 10:00 a.m., local time, in the Denechaud Room of Le Pavillon Hotel, Baronne and Poydras Streets, New Orleans, Louisiana, or at any adjournment(s) thereof. The solicitation of proxies by the Board of Directors of the Company (the “Board of Directors” or the “Board”) will be conducted primarily by mail. In addition, officers, directors and employees of the Company may solicit proxies personally or by telephone, telegram or other forms of wire or facsimile communication. These officers, directors and employees will not receive any extra compensation for these services. The Company will reimburse brokers, custodians, nominees and fiduciaries for reasonable expenses incurred by them in forwarding proxy material to beneficial owners of common stock of the Company (“Common Stock”). The costs of the solicitation will be borne by the Company. This proxy statement and the form of proxy were first mailed to stockholders of the Company on or about April 6, 2004.

PURPOSE OF MEETING

        The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice of Annual Meeting of Stockholders. Each proposal is described in more detail in this proxy statement.

VOTING RIGHTS AND SOLICITATION

Voting

        At the close of business on March 25, 2004, the record date for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting, there were 26,479,435 shares of Common Stock outstanding, each share of which is entitled to one vote. Common Stock is the only class of outstanding securities of the Company entitled to receive notice of and to vote at the Annual Meeting.

        The enclosed proxy, even though executed and returned, may be revoked at any time prior to the voting of the proxy (a) by execution and submission of a revised proxy, (b) by written notice to the Secretary of the Company at 625 E. Kaliste Saloom Road, Lafayette, Louisiana 70508 or (c) by voting in person at the Annual Meeting. In the absence of such revocation, shares represented by the proxies will be voted at the Annual Meeting.

        The Company’s annual report to stockholders for the year ended December 31, 2003, including its Form 10-K as filed with the Securities and Exchange Commission, is being mailed herewith to all stockholders entitled to vote at the Annual Meeting. The annual report does not constitute a part of the proxy soliciting material.

Voting by Mail, via the Internet or by Telephone

        Stockholders whose shares are registered in their own name may vote by mailing a completed proxy card, via the Internet or by telephone. Instructions for voting via the Internet or by telephone are set forth on the enclosed proxy card. To vote by mailing a proxy card, sign and return the enclosed proxy card in the enclosed prepaid and addressed envelope and your shares will be voted at the Annual Meeting in the manner you direct. In the event no directions are specified, such proxies will be voted FOR each of the nominees of the Board of Directors, FOR the ratification of the appointment of Ernst and Young LLP as the Company’s independent public accountants for the fiscal year ending December 31, 2004, FOR approval of the Company’s 2004 Amended and Restated Stock Incentive Plan, and in the discretion of the proxy holders as to any other matters that may properly come before the Annual Meeting.

        If your shares are registered in the name of a bank or brokerage firm and you have not elected to receive your Proxy Statement over the Internet, you may nevertheless be eligible to vote your shares over the Internet or by telephone rather than by mailing a completed voting instruction card provided by the bank or brokerage firm. Please check the voting instructions card provided by your bank or brokerage firm for availability and instructions. If Internet or telephone voting is unavailable from your bank or brokerage firm, please complete and return the enclosed voting instruction card in the prepaid and addressed envelope provided.

Recommendations of the Board of Directors

        The Board of Directors recommends that you vote FOR each of the nominees of the Board of Directors and FOR the ratification of the appointment of Ernst & Young LLP as the Company’s independent public accountants for the fiscal year ending December 31, 2004, and FOR the approval of the Company’s 2004 Amended and Restated Stock Incentive Plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding beneficial ownership of Common Stock as of March 25, 2004 (unless otherwise indicated) of (i) each person known by the Company to own beneficially more than five percent of its outstanding Common Stock, (ii) the Company’s Chief Executive Officer during 2003 and each of the Company’s other four most highly compensated executive officers who were serving as executive officers at the end of 2003, (iii) each of the Company’s directors and nominees and (iv) all executive officers and directors of the Company as a group. David H. Welch who became President, Chief Executive Officer and a director on April 1, 2004, has been included in the table. Unless otherwise indicated, each of the persons below has sole voting and investment power with respect to the shares beneficially owned by such person.

	Beneficial Ownership (1)
Name of Beneficial Owner	Shares	Percent of Outstanding Common Stock
Artisan Partners Limited Partnership (2)	1,979,000	7.5%
Morgan Stanley Investment Management (3)	1,775,000	6.7%
James H. Stone (4)	1,390,972	5.2%
D. Peter Canty (5)	444,161	1.7%
James H. Prince	323,831	1.2%
Craig L. Glassinger	67,100	*
Andrew L. Gates, III	70,700	*
Peter K. Barker	12,000	*
Robert A. Bernhard (6)	175,471	*
George R. Christmas	1,867	*
B.J. Duplantis	36,118	*
Raymond B. Gary (7)	81,328	*
Joe R. Klutts	388,470	1.5%
John P. Laborde	40,071	*
Richard A. Pattarozzi	16,000	*
David R. Voelker (8)	323,432	1.2%
David H. Welch (9)	-	-
Executive Officers and Directors as a group (consisting of 18 persons)	3,575,421	13.5%
* Less than 1%.
(1)	Under the regulations of the Securities and Exchange Commission, shares are deemed to be "beneficially owned" by a person if he directly or indirectly has or shares the power to vote or dispose of, or to direct the voting or disposition of, such shares, whether or not he has any pecuniary interest in such shares, or if he has the right to acquire the power to vote or dispose of such shares within 60 days, including any right to acquire such power through the exercise of any option, warrant or right. The shares beneficially owned by (i) Mr. Stone include 48,000 shares, (ii) Mr. Canty include 82,000 shares, (iii) Mr. Prince include 60,000 shares, (iv) Mr. Gates include 70,600 shares, (v) Mr. Glassinger include 67,000 shares, (vi) Messrs. Gary, Laborde, Voelker, Duplantis and Bernhard each include 20,000 shares, (vii) Mr. Pattarozzi include 16,000 shares, (viii) Mr. Klutts include 15,000 shares, (ix) Mr. Barker include 11,000 shares, (x) Mr. Christmas include 1,667 shares and (xi) the executive officers and directors as a group include 683,667 shares, that may be acquired by such persons within 60 days through the exercise of stock options.
(2)	Artisan Partners Limited Partnership’s address is 875 East Wisconsin Avenue, Suite 800, Milwaukee, Wisconsin, 53202. The number of shares held is based on information obtained from third parties.
(3)	Morgan Stanley Investment Management’s address is 1585 Broadway, New York, New York, 10036. The number of shares held is based on information obtained from third parties.
(4)	Mr. Stone's address is 909 Poydras, Suite 2650, New Orleans, Louisiana, 70112. Includes shares owned by two partnerships known as James H. Stone Interests and James H.Stone Interests II, of which Mr.Stone disclaims any pecuniary interest with respect to 59,226 and 16,234 shares, respectively. Also includes 7,630 shares held by Thomas Stone as custodian for the benefit of Mr. Stone's two minor children, to which Mr. Stone disclaims any pecuniary interest. Also includes 1,045 shares owned by a limited liability company in which Mr. Stone has a 4% interest.
(5)	Includes 200 shares owned by Mr. Canty's wife.
(6)	Includes 30,000 shares held by the Bernhard Trust "B" of which Mr. Bernhard is the trustee and a potential beneficiary, and 12,000 shares held by Mr. Bernhard's wife.
(7)	Includes 20,000 shares owned by Mr. Gary's wife.
(8)	Includes 72,440 shares owned by two trusts for the benefit of Mr. Stone's children, of which Mr. Voelker is a trustee, 294,970 shares owned by Frantzen/Voelker Investments, L.L.C., in which Mr. Voelker owns a 20% interest. Mr. Voelker disclaims any pecuniary interest with respect to the shares owned by the trusts for the benefit of Mr. Stone's children.
(9)	Mr. Welch became President, Chief Executive Officer and director on April 1, 2004.

ELECTION OF DIRECTORS

        Currently, 12 directors serve on the Company’s Board of Directors. Four directors are to be elected at the Annual Meeting. The Company’s Bylaws provide for a classified Board of Directors. Thus, the Board of Directors is divided into Classes I, II and III, the terms of office of which are currently scheduled to expire on the dates of the Company’s Annual Meetings of Stockholders in 2006, 2004 and 2005, respectively. George R. Christmas, B. J. Duplantis, John P. Laborde and Richard A. Pattarozzi have been nominated to serve in Class II and, if elected, will serve until the Company’s 2007 Annual Meeting of Stockholders and until their respective successors have been elected and qualified. Each of the four nominees for director currently serves as a director of the Company. The remaining eight directors named below will not be required to stand for election at the Annual Meeting because their present terms expire in either 2005 or 2006. David H. Welch was appointed by the Board of Directors as a Class III director effective April 1, 2004. In addition, the Board of Directors increased the size of the board to 12 and amended the Bylaws of the Company to allow for a maximum of 13 directors. A plurality of the votes cast in person or by proxy by the holders of Common Stock is required to elect a director. Accordingly, abstentions and “broker non-votes” will have no effect on the outcome of the election of directors assuming a quorum is present or represented by proxy at the Annual Meeting. A broker non-vote occurs if a broker or other nominee does not have discretionary authority and has not received instructions with respect to a particular item. Stockholders may not cumulate their votes in the election of directors.

        Unless otherwise instructed or unless authority to vote is withheld, the enclosed proxy will be voted for the election of the Class II nominees listed below. Although the Board of Directors does not contemplate that any of the nominees will be unable to serve, if such a situation arises prior to the Annual Meeting, the persons named in the enclosed proxy will vote for the election of such other person(s) as may be nominated by the Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ELECTION OF THE FOUR NOMINATED DIRECTORS.

        The following table sets forth information regarding the names, ages as of April 1, 2004 and principal occupations of the nominees and directors, other directorships in certain companies held by them and the length of continuous service as a director of the Company.

	Principal Occupation and Directorships	Director Since	Age
Class I Directors
D. Peter Canty	Former President and Chief Executive Officer of the Company	1993	57

Raymond B. Gary	Advisory Director, Morgan Stanley & Co. Inc., an investment banking firm	1993	75

David R. Voelker	Owner, Frantzen-Voelker Investments, a personal holding investment company	1993	50

Peter K. Barker	Retired Partner, Goldman Sachs & Co., an investment banking firm, Director, Ameron International and Avery Dennison Corporation	2000	55
Class II Nominees
George R. Christmas	Retired Lieutenant General, U.S. Marine Corps, President, Marine Corps Heritage Foundation, a private, non-profit organization.	2003	64

B.J. Duplantis	Senior Partner of the law firm of Gordon, Arata, McCollam, Duplantis & Eagan	1993	64

John P. Laborde	Retired Chairman Emeritus, Tidewater Inc., Director, Stewart Enterprises, Inc. and VT Halter Marine, Inc., Chairman, Laborde Marine Lifts, Inc. and Laborde Products, Inc.	1993	80

Richard A. Pattarozzi	Former Vice President of Shell Oil Company, an oil and gas company, Director, Tidewater Inc., Transocean Inc., Global Industries, Ltd., Superior Energy Services Inc. and FMC Technologies Inc.	2000	60
Class III Directors
Robert A. Bernhard	Co-Chairman of Munn, Bernhard & Associates, Inc., an investment advisory firm, and a member of McFarland, Dewey and Co. LLC, an investment banking firm	1993	75

Joe R. Klutts	Vice Chairman of the Board of the Company, President, Klutts Exploration LLC, an oil and gas company	1993	69

James H. Stone	Chairman of the Board of the Company; Director, Newpark Resources, Inc.	1993	78

David H. Welch	President and Chief Executive Officer of the Company	2004	55

        Each of the nominees and directors has been engaged in the principal occupation set forth opposite his name for at least the past five years except as described below.

        David H. Welch was appointed President, Chief Executive Officer and a director of the Company effective April 1, 2004 upon the resignation of D. Peter Canty. Mr. Welch most recently served as Senior Vice President of BP America, Inc. since 2003, and Vice President of BP, Inc. since 1999.

        Lieutenant General George R. Christmas was appointed to the board of directors of the Company on March 20, 2003. General Christmas retired from active duty in the U.S Marine Corps in September 1996.

Meetings and Committees of the Board of Directors

        The Board of Directors held six meetings, a three-day retreat and took action by written consent on three occasions during 2003. The Company’s policy is that each director should attend the Annual Meeting of Stockholders. In 2003, each director attended the Annual Meeting. None of the incumbent directors attended fewer than 75% of the total regular meetings of the Board of Directors and the Board committees of which he was a member during 2003. Messrs. Bernhard and Pattarozzi each missed one of the two special meetings of the Board.

        The Board of Directors has affirmatively determined that the following seven directors have no material relationships with the Company and are independent as defined by the current listing standards of the New York Stock Exchange: Messrs. Barker, Bernhard, Christmas, Duplantis, Gary, Pattarozzi and Voelker.

        The Board of Directors established an Anonymous Reporting Policy and Program to handle anonymously any employee complaint or alleged wrongdoing and to prohibit retaliation against any employee who makes a complaint or reports alleged wrongdoing. Any such complaint or report must be furnished to Peter Barker, Chairman of the Audit Committee.

        The Company has the following standing committees:

        Audit Committee. The Audit Committee, which currently consists of Messrs. Barker, Bernhard, Gary and Voelker, met eight times during 2003. The principal functions of the Audit Committee are to annually review and reassess the adequacy of its charter, to review the engagement of a firm of independent public accountants including the firm’s qualifications and independence, to review with management and the independent public accountants the Company’s annual and quarterly financial statements, to review with management the Company’s major financial risk exposures, to review changes to the Company’s significant auditing and accounting principles and practices, to consult with our independent public accountants regarding the firm’s internal quality-control procedures and the procedures for the Company’s financial reporting processes, to review the significant reports prepared by the internal auditor and to assist the Board of Directors in monitoring compliance with legal and regulatory requirements. The Audit Committee has a charter, a current copy of which is available on the Company’s Web site (www.StoneEnergy.com).

        The Board of Directors has determined that each of the members of the Audit Committee is independent as defined by the current listing standards of the New York Stock Exchange.

        The Board of Directors has further determined that each of the members of the Audit Committee is financially literate and is an audit committee financial expert by virtue of having the following attributes through relevant education and/or experience:

(1)	An understanding of generally accepted accounting principles and financial statements;

(2)	The ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves;

(3)

Experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the Company’s financial statements, or experience actively supervising one or more persons engaged in such activities;

(4)	An understanding of internal controls and procedures for financial reporting; and (5) An understanding of audit committee functions.

        Nominating and Governance Committee. The Nominating and Governance Committee, which currently consists of Messrs. Barker, Bernhard, Christmas, Duplantis, Gary, Pattarozzi and Voelker, who are all independent as stated above, met four times during 2003. Its principal functions are: to assist the Company’s Directors in selecting individuals to be nominated for election to serve as directors and to serve on various committees, to annually review and reassess the adequacy of its charter, to lead the Board of Directors in its annual review of the Board’s performance and to review and assess the adequacy of the Company’s Corporate Governance Guidelines. The Nominating and Governance Committee will consider nominees recommended by security holders in accordance with the procedures described below in “Consideration of Director Nominees.” The Nominating and Governance Committee has a charter, a current copy of which is available on our Web site.

        Compensation Committee. The Compensation Committee, which currently consists of Messrs. Christmas, Gary, Pattarozzi, and Voelker, met five times during 2003. Its principal function is to review and approve the compensation of the officers and other employees of the Company. In addition, the Compensation Committee administers the Company’s stock option and incentive compensation plans and has the authority to make grants pursuant to these plans. Members of the Compensation Committee are not eligible to participate in any of the plans that they administer except as to options granted automatically to Nonemployee Directors under the 2001 Amended and Restated Stock Option Plan. There were no compensation committee interlocks between the Company and any other entity during 2003.

        Executive Committee. The Executive Committee, which currently consists of Messrs. Canty, Duplantis, Klutts and Stone, did not meet during 2003. Its principal function is to aid and assist the Company’s management in the day-to-day operation of the Company.

        Investment Committee. The Investment Committee, which currently consists of Messrs. Barker, Bernhard, Canty and Stone, did not meet during 2003. Its principal functions are to determine the investment objectives for the Company’s cash assets and select and supervise one or more investment managers, as necessary. These objectives were discussed at one meeting of the full board during 2003.

        Non-Management Committee. The Non-Management Committee, which currently consists of Messrs. Barker, Bernhard, Christmas, Duplantis, Gary, Klutts, Laborde, Pattarozzi and Voelker, met four times during 2003. The Non-Management Committee consists of all non-management directors and meets at regularly scheduled executive sessions without management to review and assess management’s performance and to assist in planning for the succession of executive officers. Mr. Duplantis was chosen as the lead director at the non-management committee meetings pursuant to the Company’s Corporate Governance Guidelines. In addition to the non-management meetings attended by the directors in the foregoing sentence which include two non-independent directors, all of the independent, non-management directors, who also constitute the Nominating and Governance Committee, met four times in executive sessions to discuss a broad range of issues separate from the functions of the Nominating and Governance Committee.

        Pricing Committee. The Pricing Committee, which currently consists of Messrs. Stone, Canty, Bernhard and Gary, did not meet during 2003. Its principal function is to determine the price at which the Company’s securities are initially sold.

        Strategy Committee. The Strategy Committee, which currently consists of Messrs. Canty, Barker, Duplantis and Pattarozzi, met five times during 2003. Its principal function is to assist the Company’s management in reviewing and pursuing strategic alternatives.

Consideration of Director Nominees

        Stockholder Nominees. The Nominating and Corporate Governance Committee will consider all properly submitted stockholder recommendations of candidates for election to the Board of Directors. The Company’s Bylaws permit stockholders to nominate candidates for election to the Board of Directors provided that such nominees are recommended in writing pursuant to Section 13 in Article III of the Company’s Bylaws not less than 120 days prior to the anniversary date of the immediately preceding annual meeting of the Company’s stockholders. In evaluating the recommendations of stockholders for director nominees, as with all other possible director nominees, the Nominating and Corporate Governance Committee will address the membership criteria set forth under “—Director Qualifications.”

        Any stockholder recommendations for director nominees should include the candidate name and qualifications as well as the stockholder’s name and should be sent in writing to:

        Stone Energy Corporation
        Attention: Secretary
        625 E. Kaliste Saloom Road
        Lafayette, Louisiana 70508
        Fax: (337) 237-0426

        Identifying and Evaluating Nominees for Directors. The Nominating and Corporate Governance Committee is responsible for leading the search for individuals qualified to serve as directors. The Nominating and Corporate Governance Committee evaluates candidates for nomination to the Board, including those recommended by stockholders, and conducts appropriate inquiries into the backgrounds and qualifications of possible candidates. The Nominating and Corporate Governance Committee may retain outside consultants to assist in identifying director candidates in its sole discretion, but did not engage any outside consultants in connection with selecting the nominees for election at the 2004 annual meeting. The Nominating and Corporate Governance Committee is responsible for recommending to the Board nominees as directors to be presented for election at meetings of the stockholders or of the Board. Stockholders may recommend possible director nominees for consideration by the Nominating and Corporate Governance Committee as indicated above.

        The Company’s Corporate Governance Guidelines include the qualifications and skills for directors and are available on the Company’s Web site.

        Director Qualifications. The Company’s Corporate Governance Guidelines contain criteria that apply to nominees as directors recommended by the Nominating and Corporate Governance Committee. All candidates must possess the requisite skills and characteristics the Board deems necessary. In addition to an assessment of a director’s qualification as independent, the Nominating and Corporate Governance Committee considers diversity, age, skills, and experience in the context of the needs of the Board as informed by senior management as to the long-term corporate needs for new and supplemental board expertise. In addition, the Board of Directors looks for recognized achievement and reputation, an ability to contribute to specific aspects of the Company’s activities and the willingness to commit the time and effort required, including attendance at Board meetings and committee meetings of which he or she is a member.

        The Company’s Corporate Governance Guidelines require that a majority of the directors meet the criteria for independence required by the New York Stock Exchange and the Nominating and Corporate Governance Committee considers the independence standards as part of its process in evaluating director nominees. In accordance with these standards, a director must be determined to have no material relationship with the Company other than as a director to be considered independent.

Compensation of Directors

        Pursuant to the Company’s 2001 Amended and Restated Stock Option Plan (the “2001 Plan”), directors of the Company who are not officers or employees of the Company or any of its subsidiaries (“Nonemployee Directors”) receive, upon the date of their initial appointment to the Board of Directors of the Company, a nonqualified stock option to purchase 1,000 shares of Common Stock. Further, as of the date of each annual meeting of the stockholders of the Company, each Nonemployee Director, who has already received his initial option grant as described in the preceding sentence, will receive a nonqualified stock option to purchase 5,000 shares of Common Stock. Each option will have an exercise price equal to the fair market value of the Common Stock on the date of grant. The exercise price may be paid in cash, qualified, mature shares of common stock (valued at fair market value at the date of exercise) or by a combination of such means of payment. Generally, the fair market value of a share of Common Stock on a particular date is equal to the average of the high and low sales prices of the Common Stock on the New York Stock Exchange on such date. Effective as of the date of the Company’s 2003 Annual Meeting of Stockholders, each of Messrs. Christmas, Gary, Voelker, Duplantis, Laborde, Klutts, Pattarozzi, Barker and Bernhard was granted an option to purchase 5,000 shares of Common Stock at an exercise price of $42.96 per share pursuant to the 2001 Plan.

        Except upon the occurrence of a “Change of Control” (as defined in the 2001 Plan), all options granted to Nonemployee Directors under the 2001 Plan have a maximum term of five years and will vest in three equal annual installments beginning on the first anniversary of the date of grant. Upon the occurrence of a Change of Control, each option will be exercisable in full.

        At the Annual Meeting, the stockholders will be asked to approve an amended and restated version of the 2001 Plan to: (i) authorize awards of restricted stock, (ii) authorize awards of bonus stock to employees after one year of service with the Company, (iii) allow automatic grants of options to Nonemployee Directors to be substituted with restricted stock, and (iv) to increase the terms of options granted to Nonemployee Directors. If such approval is obtained, the Compensation Committee will be authorized to grant restricted stock to employees. The amended and restated plan would not increase the number of shares available for awards from the 2001 Plan. The Board will be authorized to grant restricted stock to Nonemployee Directors. Options granted to Nonemployee Directors after the Annual Meeting will have ten-year terms instead of five-year terms. As proposed, the amended and restated plan requires stockholder approval to amend any outstanding option contract to lower the option price. The shares available under the amended and restated plan for awards will remain unchanged at 4,225,000, except that such limit will not include the 100 shares of bonus stock automatically granted to non-officer employees who complete one year of service with the Company. For a full description of the proposed Stone Energy Corporation 2004 Amended and Restated Stock Incentive Plan, see “APPROVAL OF THE 2004 AMENDED AND RESTATED STOCK INCENTIVE PLAN” below.

        The amounts to be received under the amended and restated version of the 2001 Plan, if approved, can only be determined in the future due to the ability to grant shares of restricted stock at the discretion of the Board or the Compensation Committee. If the amended and restated version of the 2001 Plan had been in effect in 2003, 100 shares of Common Stock would have been granted to each non-executive officer employee who completed one year of service with the Company during 2003.

        Effective May 20, 2004, each Nonemployee Director will be paid $7,500 each quarter, plus $1,500 for attending each board meeting and $1,500 for attending each committee meeting. Currently each Nonemployee Director is paid $5,000 each quarter, plus $1,000 for attending each board meeting and $1,000 for attending each committee meeting. Each committee chairman is paid an additional $3,000, except the Audit Committee chairman receives $5,000. Each Nonemployee Director is also reimbursed for expenses incurred in attending meetings of the Board of Directors and committees thereof.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act and related regulations require the Company’s officers and directors and persons who beneficially own more than 10% of a registered class of the Company’s equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission (“SEC”) and the New York Stock Exchange. Officers, directors and greater than 10% beneficial owners are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

        Based solely on its review of copies of such forms received by it, the Company believes that, during the period from January 1, 2003 to March 25, 2004, its officers, directors, and greater than 10% beneficial owners complied with all applicable filing requirements, except that Mr. Stone was late filing three Form 4‘s with respect to three transactions under an automatic sales program that were not timely reported by the brokerage firm.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

Summary Compensation Table

        The following table sets forth annual and long-term compensation for services in all capacities to the Company and its subsidiaries for the fiscal years ended December 31, 2003, 2002 and 2001 of those persons who were, at December 31, 2003, the Chief Executive Officer and the other four most highly compensated executive officers of the Company (collectively, the “named executive officers”).

		Annual Compensation			Long-Term Compensation Number of Securities Underlying	All Other
Name and Principal Position	Year	Salary	Bonus(2)	Other	Options	Compensation(3)
D. Peter Canty (1) President and Chief Executive Officer	2003 2002 2001	$266,667 200,000 200,000	$168,000 - -	$ - - -	3,000 75,000 5,000	$9,586 9,050 8,408	(4)(5) (4)(5) (4)(5)

James H. Stone Chairman of the Board of Directors	2003 2002 2001	$275,000 275,000 152,083	$173,250 - -	$ - - -	3,000 40,000 -	$9,716 9,216 20,376	(6) (6) (6)

James H. Prince Senior Vice President and Chief Financial Officer	2003 2002 2001	$185,083 155,250 153,563	$116,603 - -	$ - - -	3,000 35,000 5,000	$7,974 7,414 6,699	(7) (7) (7)

Andrew L. Gates, III Vice President and General Counsel	2003 2002 2001	$172,500 172,500 170,625	$108,675 34,500 97,063	$ - - -	4,000 18,000 5,000	$10,282 9,782 9,172	(8) (8) (8)

Craig L. Glassinger Senior Vice President - Planning, Acquisitions and Analysis	2003 2002 2001	$168,417 152,375 142,188	$106,103 30,475 14,219	$ - - 99,850(10)	3,000 35,000 5,000	$10,782 9,922 9,672	(9) (9) (9)

(1)	Mr. Canty resigned as President and Chief Executive Officer as of April 1, 2004.

(2)	The amounts reflected in the table represent bonuses paid in March 2004, 2003 and 2002, respectively, which related to performance in 2003, 2002 and 2001, respectively.

(3)

Except as indicated in the following notes, amounts in all other compensation reflect amounts contributed or accrued by the Company on behalf of the named executive officers under the Company's 401(k) profit sharing plan and the economic benefit attributable to group life insurance coverage.

(4)	Includes annual premiums of $2,300 paid by the Company for a life insurance policy as to which the Company is not a beneficiary.

(5)	A predecessor of The Stone Petroleum Corporation (“TSPC”) entered into deferred compensation agreements with several of its employees, including Mr. Canty, prior to 1982. TSPC has purchased split-dollar life insurance policies to fund these agreements. A substantial portion of the face value of each of the policies is payable to the beneficiaries of the employees. See “— Deferred Compensation Agreements.” Of the amounts reflected in the table for each of 2003, 2002 and 2001, $504, $468 and $436, respectively, are attributable to the economic benefit pursuant to the policy relating to Mr. Canty.

(6)

Includes $11,410 of premiums in 2001 paid by the Company for a life insurance policy as to which the Company is not the beneficiary. Other compensation during 2003, 2002 and 2001 includes $3,716 representing the economic benefit of a group term life insurance policy as to which the Company is not the beneficiary.

(7)	A predecessor of TSPC entered into deferred compensation agreements with several of its employees, including Mr. Prince, prior to 1982. TSPC has purchased split-dollar life insurance policies to fund these agreements. A substantial portion of the face value of each of the policies is payable to the beneficiaries of the employees. See “— Deferred Compensation Agreements.” Of the amounts reflected in the table for each of 2003, 2001 and 2001, $778, $718 and $668, respectively, are attributable to the economic benefit pursuant to the policy relating to Mr. Prince.

(8)	Includes $3,500 of premiums paid by the Company for a life insurance policy as to which the Company is not a beneficiary.

(9)	Includes $4,000 of premiums paid by the Company for a life insurance policy as to which the Company is not a beneficiary.

(10)	Reflects amounts paid by a trust formed by the Company for the benefit of certain employees. Such trust held net profits interests that burden properties acquired by the Company prior to July 1993. Effective January 1, 2001, the Company acquired the net profits interests from the employees and discontinued this benefit program.

Stock Options Granted in 2003

        During 2003, the named executive officers were granted an aggregate of 16,000 options to purchase shares of common stock at an exercise price of $36.46 per share pursuant to the Company’s 2001 Amended and Restated Stock Option Plan as follows:

Name	Number of Securities Underlying Options Granted (1)	Percent of Total Options Granted to Employees in 2003	Exercise Price ($/Share)	Expiration Date	Fair Value at Date of Grant (2)
D. Peter Canty	3,000	0.5%	$36.46	11/14/2013	$50,370
James H. Stone	3,000	0.5%	36.46	11/14/2013	50,370
James H. Prince	3,000	0.5%	36.46	11/14/2013	50,370
Andrew L. Gates, III	4,000	0.7%	36.46	11/14/2013	67,160
Craig L. Glassinger	3,000	0.5%	36.46	11/14/2013	50,370

  (1)   Options vest 20% each year over a five-year period.
  (2)   The fair value of each option granted is estimated on the date of grant using the Black-Scholes option pricing model with the following assumptions: (a) dividend yield of 0%, (b) expected volitility of 41.9%, (c) risk-free interest rate of 3.8% and
(d) expected life of six years.

Fiscal Year-End Option Values and Stock Option Exercises

        The following tables contain information concerning the number and value of exercisable and unexercisable options at December 31, 2003, as well as stock options exercised by the named executive officers during 2003.

			Number of Securities Underlying Unexercised Options at December 31, 2003		Value of Unexercised In-The-Money Options at December 31, 2003(2)
Name	Shares Aquired on Exercise (#)	Value Realized ($)(1)	Exercisable	Unexercisable	Exercisable	Unexercisable
D. Peter Canty	25,000	$683,750	72,000	86,000	$703,118	$598,365
James H. Stone	10,000	179,195	52,000	55,000	385,845	321,650
James H. Prince	15,000	408,000	56,000	42,000	874,323	297,685
Andrew L. Gates, III	-	-	65,600	31,400	1,201,557	174,611
Craig L. Glassinger	-	-	63,000	42,000	1,069,598	297,685

(1) Market value on the date of exercise of share covered by options exercised, less optionexrecise price.
(2) The value of each unexercised in-the-money stock option is equal to the difference between the closing price of the Company's Common Stock on the New York Stock Exchange on December 31, 2003 of $42.45 and the per share exercise price of the stock option.

Equity Compensation Plan Information as of December 31, 2003

Plan category	Number of securities to be issued upon exercise of options (a)	Weighted- average exercise price of outstanding options (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders (1)	2,735,559	$37.92	902,000
Equity compensation plans not approved by security holders	-	-	-
Total	2,735,559	$37.92	902,000
(1) Outstanding options include options to purchase 13,909 shares assumed by Stone as a result of the merger with Basin Exploration during 2001.

Deferred Compensation Agreements

        Prior to 1982, a predecessor of the Company entered into deferred compensation and disability agreements (the “Deferred Compensation Agreements”) with several of its employees, including D. Peter Canty and James H. Prince. Benefits under the Deferred Compensation Agreements have become fully vested. Benefits are payable in a fixed monthly amount at age 65 (or actual retirement, if later) for a continuous period of 180 months. The Deferred Compensation Agreements also provide for monthly payments upon total disability, and certain benefits upon partial disability, until the employee reaches age 65. Messrs. Canty and Prince are entitled to receive annual benefits at age 65 (or actual retirement, if later) of $28,500 and $23,880, respectively, under their Deferred Compensation Agreements.

        The Company has purchased split-dollar life insurance policies to fund its obligations under the Deferred Compensation Agreements. These policies are designed to have a cash surrender value, when the employee reaches age 65, which is sufficient to fund the Company’s obligations. The Company owns the rights to the cash surrender value of the policies. A substantial portion of each of the policies is payable to the beneficiaries of each employee with the remainder payable to the Company. Premiums paid by the Company pursuant to the policy relating to Messrs. Canty and Prince are included under “All Other Compensation” in the Summary Compensation Table.

Compensation Committee Report on Executive Compensation

        The Compensation Committee’s principal duty is to review and approve the compensation of the officers and other employees of the Company. In addition, the Compensation Committee administers the Company’s Stock Option and Incentive Compensation Plans and has the authority to make grants pursuant to these plans. Members of the Compensation Committee are not eligible to participate in any of the plans they administer.

        Executive Compensation. The Committee believes that the compensation of executive officers should not only be adequate to attract, motivate and retain competent executive personnel, but that it should also serve to align the interests of the executive officers with those of the stockholders. To achieve these ends, in addition to a competitive yet modest base salary, the Company has adopted both short-term and long-term incentive compensation plans that are dependent upon the Company’s performance. The Compensation Committee does not currently intend to award levels of compensation that would result in a limitation on the deductibility of a portion of such compensation for federal income tax purposes pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”); however, the Compensation Committee may authorize compensation that results in such limitations in the future if it determines that such compensation is in the best interest of the Company.

        Base Salary. While the Committee believes it is crucial to provide salaries within a competitive market range in order to attract and retain personnel who are highly talented, the Committee has established a philosophy of generally providing more conservative base salaries and more aggressive incentive compensation opportunities than the market in order to strongly emphasize pay-for-performance. The specific competitive markets considered depend on the nature and level of the positions in question and the labor markets from which qualified individuals would be recruited. The Committee intends to review the executive group’s salaries on a biannual basis and adjust them if they deviate substantially from the average for other companies, including the Peer Group, and salary levels implied by other market data. The Peer Group consists of the companies named below under the heading “Stockholder Return Performance Presentation”.

        Incentive Compensation. The Company’s Annual Incentive Compensation Plan was terminated in 1996 and, in lieu thereof, the Compensation Committee adopted a discretionary bonus plan. The Board of Directors approved and adopted the Revised Annual Incentive Compensation Plan in February 2003. Under the Plan, bonuses are primarily tied to several performance criteria, including the daily average increases in the Company’s Common Stock, the daily average increases in the Company’s Common Stock versus the common stock of the Peer Group, the annual increases in earnings and net asset value per share and other strategic achievements as determined by the Board of Directors on an annual basis. A portion of the bonuses is also determined by the sole discretion of the Committee. The Plan, as revised, was filed as an exhibit to the Company’s annual report on Form 10-K for the year ended December 31, 2002. To the extent that performance criteria are met, an incentive pool is generated. The amount of the incentive pool, however, may not exceed the aggregate base salary of all eligible employees for the relevant plan year, and no individual award to an eligible employee may exceed such employee’s base salary for the relevant plan year.

        The Committee is responsible for determining the participants, performance criteria to be used, award levels and allocation of generated incentives. Any allocated incentives are awarded to individuals, including executive officers, based upon a combination of group and individual performance factors. It is the overall objective of the Company that the Plan not reward employees until the Company’s stockholders have been appropriately rewarded for investing in the Company. The Committee is not required to grant awards for all amounts available under the Plan. For the 2003 performance year, a total of $7.7 million was available for awards and $6.2 million was paid. Awards granted to the named executive officers for the 2003 performance year are presented under “Bonus” in the Summary Compensation Table.

        Stock Option Plan. Stock option grants are designed to align the long-term interests of the Company’s employees with those of its stockholders by directly linking compensation to stockholder return, as well as by enabling employees to develop and maintain a significant, long-term equity ownership position in the Company. The Company’s 2001 Amended and Restated Stock Option Plan currently authorizes the Compensation Committee to award stock options to purchase up to 4,225,000 shares of Common Stock. The Committee grants non-statutory options at an exercise price equal to the fair market value of the Company’s Common Stock on the date of grant. Options granted to employees generally have ten-year terms, with exercise restrictions that lapse over a five-year period. Options granted to non-employee directors have five-year terms, with exercise restrictions that lapse over a three-year period. The Plan requires stockholder approval to amend any outstanding option contract to lower the option price.

        The Board is recommending that the Company’s stockholders adopt a new stock incentive plan for its employees and directors. For more information on the proposed 2004 Amended and Restated Stock Incentive Plan, please see page 19 of this proxy for a summary of the plan and Appendix A attached hereto for a complete copy of the 2004 Amended and Restated Stock Incentive Plan.

        401(k) Plan. Under the Company’s 401(k) profit sharing plan, eligible employees are permitted to defer receipt of up to 15% of their compensation up to a maximum amount, plus up to an additional $2,000 catch-up adjustment for employees over the age of 55 (subject to certain limitations imposed under the Code). The plan provides that a discretionary match of employee deferrals, before catch-up adjustments, may be made by the Company in cash or shares of Common Stock. During 2003, the Company’s discretionary match of employee deferrals totaled approximately $0.7 million. The amounts held under the plan are to be invested among various investment funds maintained under the plan in accordance with the directions of each participant.

        Salary deferral contributions are 100% vested. Matching contributions are vested over a period of five years at the rate of 20% per year. If a participant terminates employment with the Company after attaining age 65 or by reason of death or disability, however, the participant will be fully vested in his or her share of Company matching contributions. Participants or their beneficiaries are entitled to payment of vested benefits upon termination of employment. In addition, hardship distributions to participants from the plan are available under certain conditions. The amount of benefits ultimately payable to a participant under the plan depends on the level of the participant’s elective deferrals under the plan, the amount of Company matching contributions made to the plan and the performance of the investment funds maintained under the plan in which contributions are invested.

        Chief Executive Officer Compensation. As described above, the Company’s executive compensation philosophy, including the compensation of the Company’s Chief Executive Officer during 2003, D. Peter Canty, was a competitive, but conservative, base salary and incentive compensation based upon the Company’s performance.

        Base Salary. Mr. Canty’s annual base salary for 2003 was increased to $300,000 effective May 1, 2003. The Company and Mr. Canty have agreed to a consulting arrangement whereby Mr. Canty will be paid $235,000 for consulting services for the period from April 1 through December 31, 2004. Mr. Welch’s annual base salary for 2004 is $400,000. In addition, the Company will pay Mr. Welch a starting bonus of $200,000 during 2004.

        Incentive Compensation. Mr. Canty was awarded a $168,000 bonus for the 2003 performance year. This award was based upon the criteria set forth above under "Incentive Compensation."

        Stock Option Plan. During 2003, Mr. Canty was granted 3,000 options to purchase shares of Common Stock at an exercise price of $36.46 per share pursuant to the 2001 Amended and Restated Stock Option Plan. On April 1, 2004, Mr. Welch was granted 100,000 options to purchase shares of Common Stock pursuant to the 2001 Amended and Restated Stock Option Plan.

March 30, 2004	Compensation Committee Raymond B. Gary B.J. Duplantis Richard A. Pattarozzi - Chairman David R. Voelker

        The foregoing report shall not be deemed incorporated by reference by any general statement or reference to this proxy statement into any filing under the Securities Act or under the Securities Exchange Act, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under those Acts.

CODE OF BUSINESS CONDUCT AND ETHICS

        The Company has a Code of Business Conduct and Ethics that applies to all of its employees including the Chief Executive Officer, Chief Financial Officer, and the Chief Accounting Officer. A copy of the Company’s Code of Business Conduct and Ethics is available on the Company’s Web site.

TRANSACTIONS WITH MANAGEMENT AND CERTAIN DIRECTORS

        Set forth below is a description of certain transactions entered into between the Company and certain of its officers, directors and stockholders. The information below is also disclosed in the Notes to Consolidated Financial Statements in the Annual Report on Form 10-K.

        James H. Stone and Joe R. Klutts, two of the Company’s directors, collectively own 9% of the working interests in the Weeks Island Field. These interests were acquired at the same time as the Company’s predecessor acquired its interests in the Weeks Island Field. In their capacity as working interest owners, they are required to pay their proportional share of all costs and are entitled to receive their proportional share of revenues.

        D. Peter Canty, a director and the Company’s Chief Executive Officer (until April 1, 2004), and James H. Prince, the Company’s Chief Financial Officer, were granted net profits interests in certain of the oil and gas properties that the Company acquired prior to the Company’s initial public offering in 1993. In addition, Michael E. Madden, the Company’s Vice President of Engineering, was granted an overriding royalty interest in some of the Company’s properties by an independent third party. At the time that he was granted this interest, he was serving the Company as an independent engineering consultant. The recipients of net profits and overriding royalty interests are not required to pay capital costs incurred on the properties burdened by such interests. As a result of these transactions, a conflict of interest may exist between the Company and such officers and directors with respect to the drilling of additional wells or other development operations.

        The son of John P. Laborde, one of our directors, has an interest in several marine service companies that provided services to the Company during 2003. Mr. Laborde has no interest in these companies. The value of these services was approximately $3.0 million.

AUDIT COMMITTEE REPORT

        The Audit Committee’s principal functions are to annually review and reassess the adequacy of its charter, to review the engagement of a firm of independent public accountants including the firm’s qualifications and independence, to review with management and the independent public accountants the Company’s annual and quarterly financial statements, to review with management the Company’s major financial risk exposures, to review changes to the Company’s significant auditing and accounting principles and practices, to consult with our independent public accountants regarding the firm’s internal quality-control procedures and the procedures for the Company’s financial reporting processes, to review the significant reports prepared by the internal auditor and to assist the Board of Directors in monitoring compliance with legal and regulatory requirements.

        The Company believes that each of the members of the Audit Committee is independent as defined by the listing standards of the New York Stock Exchange. In addition, each member of the Audit Committee is deemed a financial expert.

        In connection with the Company’s consolidated financial statements for the year ended December 31, 2003, the Audit Committee has:

o	reviewed and discussed the audited financial statements with management;

o	approved the appointment of Ernst & Young LLP to serve as the Company’s independent public accountants for the fiscal year ended December 31, 2003;

o	discussed with the Company’s independent public accountants, Ernst & Young LLP, the matters required to be discussed by Statements on Auditing Standards 61, as amended; and

o	received the written disclosures and the letter from Ernst & Young LLP as required by Independence Standards Board Standard No. 1 and discussed with the independent public accountants their independence.

        Based on the review and discussions with the Company’s management and independent public accountants, as set forth above, the Audit Committee recommended to the Company’s Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003 for filing with the SEC.

March 30, 2004	Audit Committee Peter K. Barker - Chairman Robert A. Bernhard Raymond B. Gary John P. Laborde

        The foregoing report shall not be deemed incorporated by reference by any general statement or reference to this proxy statement into any filing under the Securities Act or under the Securities Exchange Act, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under those Acts.

STOCKHOLDER RETURN PERFORMANCE PRESENTATION

        As required by applicable rules of the Securities and Exchange Commission, the performance graph shown below was prepared based upon the following assumptions:

1.

$100 was invested in the Company’s Common Stock, the S&P 500 and the Peer Group (as defined below) on December 31, 1998 at $29.88 per share for the Company’s Common Stock and at the closing price of the stocks comprising the S&P 500 and the Peer Group, respectively, on such date.

2.	Peer Group investment is weighted based upon the market capitalization of each individual company within the Peer Group at the beginning of the period.
3.	Dividends are reinvested on the ex-dividend dates.

$300
$250
$200
$150
$100
$50
SGY
Peer Group
S&P 500
12/31/98
12/31/99
12/31/00
12/31/01
12/31/02
12/31/03

Measurement Period (Fiscal Year Covered)	SGY	Peer Group	S&P 500
12/31/99	$123.91	$119.61	$121.04
12/31/00	224.52	258.83	110.02
12/31/01	137.39	203.22	96.95
12/31/02	116.03	211.25	75.52
12/31/03	147.65	278.50	97.18

        The companies that comprise the Company’s current Peer Group are as follows: Cabot Oil & Gas Corporation, Forest Oil Corporation, Meridian Resource Corporation, Newfield Exploration Company, Noble Energy, Inc., Pogo Producing Company, St. Mary Land and Exploration Company, Spinnaker Exploration Company, Swift Energy Company, The Houston Exploration Company, Tom Brown, Inc., Vintage Petroleum, Inc., Westport Resources Corporation and XTO Energy Inc. Due to the merger with Devon Energy Corp, Ocean Energy, Inc. was removed from the Company’s Peer Group.

APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

        Pursuant to the recommendation of the Audit Committee, the Board of Directors appointed Ernst & Young LLP, independent public accountants, to audit the consolidated financial statements of the Company for the year ending December 31, 2004. The Board of Directors recommends that stockholders vote for the ratification of this appointment. Notwithstanding the selection, the Board of Directors, in its discretion, may direct the appointment of new independent public accountants at any time during the year, if the Board of Directors believes that the change would be in the best interests of the Company and its stockholders. If the stockholders vote against ratification, the Board of Directors will reconsider its selection.

        The Company is advised that no member of Ernst & Young LLP has any direct or material indirect financial interest in the Company or, during the past three years, has had any connection with the Company in the capacity of promoter, underwriter, voting trustee, director, officer or employee.

        During 2003 and 2002, the Company incurred the following aggregate fees for the following services rendered:

	2003	2002
Audit Fees	$198,000	$391,219
Audit-Related Fees	14,114	12,000
Tax Compliance and Consulting	39,800	52,700
All Other Fees	-	7,950
Total	$251,914	$463,869

        Audit Fees represent fees for professional services provided in connection with the audit of our financial statements and review of our quarterly financial statements and audit services provided in connection with other statutory or regulatory filings. Audit fees incurred during 2002 include $200,000 related to Ernst & Young LLP’s reaudit of our financial statements for the years ended December 31, 2001 and 2000 after our previous independent public accountants, Arthur Andersen LLP, were forced to discontinue issuing audit opinions for public companies. Also included in audit fees is $21,500 paid to Arthur Andersen LLP for their review of our quarterly financial statements for the three-month period ended March 31, 2002, prior to being discharged. Audit-Related Fees consist of fees incurred for the audit of the Company’s 401(K) plan.

        The Company’s Audit Committee does not believe that these services have impacted Ernst & Young LLP’s independence. The Audit Committee has the sole authority to appoint or replace the independent public accountants (subject, if applicable, to shareholder ratification), and approves all audit engagement fees and terms and all significant non-audit engagements with the independent public accountants. The Audit Committee has established policies and procedures regarding pre-approval of all services provided by the independent auditor. At the beginning of the fiscal year, the Committee pre-approves the engagement of the independent auditor to provide audit services based on fee estimates. The Committee also pre-approves proposed audit-related services, tax services and other permissible services, based on specified project and service details, fee estimates, and aggregate fee limits for each service category. The Committee receives a report at each meeting on the status of services provided or to be provided by the independent auditor and the related fees.

        Ratification of this appointment shall be effective upon receiving the affirmative vote of the holders of a majority of the Common Stock present or represented by proxy and entitled to vote at the Annual Meeting. Under Delaware law, an abstention would have the same effect as a vote against this proposal, but a broker non-vote would not be counted for purposes of determining whether a majority had been achieved. In the event the appointment is not ratified, the Board of Directors will consider the appointment of other independent public accountants.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” RATIFICATION OF THIS APPOINTMENT.

        A representative of Ernst & Young LLP is expected to be present at the Annual Meeting, and will be offered the opportunity to make a statement if such representative desires to do so and will be available to respond to appropriate questions.

APPROVAL OF THE 2004 AMENDED AND RESTATED STOCK INCENTIVE PLAN

General

        At the Annual Meeting, the stockholders will be asked to approve the adoption of the Stone Energy Corporation 2004 Amended and Restated Stock Incentive Plan (the “2004 Plan”), a copy of which is attached hereto as Appendix A. The 2004 Plan is an amendment and restatement of the 2001 Plan and will supersede and replace in its entirety the 2001 Plan. The primary differences between the 2004 Plan and its predecessor are: (a) under the 2004 Plan awards may be made of restricted stock, (b) awards may be made of bonus stock (not subject to the share limit) to employees after one year of service with the Company, (c) the 2004 Plan will allow automatic grants of options to Nonemployee Directors to be substituted with restricted stock awards, and (d) the terms of future options granted to Nonemployee Directors will increase from five to ten years.

        The Board of Directors unanimously adopted the 2004 Plan on March 30, 2004, subject to stockholder approval at the Annual Meeting. If the 2004 Plan is not approved by the stockholders of the Company at the Annual Meeting, then no options will be granted under the 2004 Plan and the 2001 Plan shall continue in effect as if the adoption of the 2004 Plan had not occurred.

        The 2004 Plan is designed to promote the interests of the Company and its stockholders by providing a means whereby certain employees of the Company and its subsidiary and the Nonemployee Directors of the Company may develop a sense of proprietorship and personal involvement in the development and financial success of the Company, and to encourage them to remain with and devote their best efforts to the business of the Company. Accordingly, the 2004 Plan provides for granting (a) “incentive” stock options as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), (b) stock options that do not constitute incentive stock options (“non-statutory” stock options), (c) restricted stock, and (d) bonus stock.

        The following description of certain features of the 2004 Plan is qualified in its entirety by reference to the 2004 Plan. Approval of the 2004 Plan requires the affirmative vote of a majority of the shares present, or represented, and entitled to vote at the Annual Meeting.

Number of Shares Subject to the 2004 Plan

        The 2004 Plan would not increase the number of shares available for awards from the 2001 Plan. The aggregate maximum number of shares authorized to be issued under the 2004 Plan pursuant to grants of stock options is 4,225,000 shares of Common Stock (which number includes the number of shares of Common Stock previously made subject to a stock option granted under either the 2001 Plan, the Stone Energy Corporation 2000 Amended and Restated Stock Option Plan (the “2000 Plan”), or the Stone Energy Corporation 1993 Nonemployee Directors’ Stock Option Plan (the “1993 Plan”), but which number does not include the number of shares of Common Stock granted as automatic bonus stock). The maximum number of shares of Common Stock that may be the subject of options granted under the 2004 Plan to any one individual during any calendar year may not exceed 100,000 shares of Common Stock (subject to adjustment from time to time in accordance with the provisions of the 2004 Plan). The maximum number of shares that may be subject to restricted stock awards granted under the 2004 Plan to any one individual during any calendar year may not exceed 33,000 (subject to adjustment from time to time in accordance with the provisions of the 2004 Plan). Further, the maximum number of shares that may be subject to awards granted by the Chief Executive Officer under the 2004 Plan to any one individual during any calendar year may not exceed 10,000 in the case of option awards and 3,000 in the case of restricted stock awards (both limits subject to adjustment from time to time in accordance with the provisions of the 2004 Plan). In each case, these numbers may be adjusted upon reorganization, stock split, recapitalization, or other change in the Company’s capital structure. As of March 25, 2004, 722,037 shares have been issued under the 2001 Plan in connection with the exercise of stock options, and 2,660,176 shares are subject to options currently outstanding under the 2001 Plan.

Administration

        The 2004 Plan will be administered by an Administrator, which means (i) in the context of awards granted to, or the administration (or interpretation of any provision) of the 2004 Plan as it relates to, any person who is subject to Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or any employee who receives bonus stock, the Committee (as defined below), (ii) in the context of restricted stock granted to, or the administration (or interpretation of any provision) of the 2004 Plan as it relates to, any Nonemployee Director, the Board of Directors, or (iii) (iii) in the context of awards granted to, or the administration (or interpretation of any provision) of the 2004 Plan as it relates to, any person who is not subject to Section 16 of the Exchange Act, the Chief Executive Officer of the Company (or, if the Chief Executive Officer is not a member of the Board of Directors, the Committee), unless the 2004 Plan specifies that the Committee will take specific action (in which case such action may only be taken by the Committee) or the Committee specifies that it will serve as Administrator. The term “Committee” means a committee of, and appointed by, the Board of Directors that will be comprised solely of two or more directors who are both (a) outside directors (within the meaning of Section 162(m) of the Code), and (b) Nonemployee Directors (within the meaning of Rule 16b-3 under the Exchange Act). The Compensation Committee of the Board of Directors will initially serve as the Committee.

        The Administrator will have full authority, subject to the terms of the 2004 Plan, to interpret the 2004 Plan and establish rules and regulations for the proper administration of the 2004 Plan. All decisions made by the Administrator in construing the provisions of the 2004 Plan will be final; provided, however, that in the event of a conflict in any such decision as between the Committee and the Chief Executive Officer of the Company, each acting in capacity as Administrator of the 2004 Plan, the determination by the Committee will be conclusive.

Eligibility

        All of the employees of the Company and its subsidiary (including an employee who may also be an officer or director of any such company) are eligible to participate in the 2004 Plan. The selection of employees, from among those eligible, who will receive stock options and restricted stock, is within the discretion of the Administrator. In addition, individuals who are Nonemployee Directors of the Company are eligible to receive automatic grants of stock options under the 2004 Plan as described below. Also, Nonemployee Directors are eligible to receive restricted stock in the discretion of the Committee. Lastly, employees who are not officers of the Company are eligible to receive an automatic grant of 100 shares of Common Stock after being employed with the Company for one year.

Term of the 2004 Plan

        The 2001 Plan was originally effective as of May 17, 2001. The 2004 Plan will be effective as of the date of the Annual Meeting if approved by the Company’s stockholders at such meeting. No further options may be granted under the 2004 Plan after March 30, 2014, and the 2004 Plan will terminate thereafter once all options have been exercised or expired, all restricted stock has vested or been forfeited, and all shares have been delivered with respect to bonus stock granted. The Board of Directors may, however, terminate the 2004 Plan at any time without prejudice to the holders of any then outstanding awards.

Stock Options

        a.        Term of Option. The term of each option will be as specified by the Administrator at the date of grant (but not more than 10 years in the case of incentive stock options). The effect of an optionee’s termination of employment by reason of death, retirement, disability or otherwise will be specified in the option contract that evidences each option grant.

        b.        Option Price. The option price will be determined by the Administrator and will be no less than the fair market value of the shares on the date that the option is granted; provided, however, that the option price for options granted to Nonemployee Directors will be the fair market value of the shares on the date that the option is granted. Except for adjustments for certain changes in the Common Stock, the Administrator may not, without the approval of the stockholders of the Company, amend any outstanding option contract that evidences an option grant to lower the option price (or cancel and replace any outstanding option contract with an option contract having a lower option price).

         c.        Special Rules for Certain Stockholders. If an incentive stock option is granted to an employee who then owns, directly or by attribution under the Code, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or a subsidiary, then the term of the option will not exceed five years, and the option price will be at least 110% of the fair market value of the shares on the date that the option is granted.

         d.        Size of Grant. The number of shares for which an option is granted to an employee will be determined by the Administrator. Nonemployee Directors will receive automatic stock option grants under the 2004 Plan (without the exercise of the discretion of the Administrator or any other person or persons), and the size of such grants are determined as follows: (i) each Nonemployee Director who is elected to the Board of Directors for the first time after the effective date of the 2004 Plan will receive, on the date of his or her election, an option exercisable for 5,000 shares of Common Stock (subject to adjustment for certain changes in the Common Stock) and (ii) as of the date of each annual meeting of the stockholders of the Company in each year that the 2004 Plan is in effect, each Nonemployee Director who is then in office, will receive an option exercisable for 5,000 shares of Common Stock (subject to adjustment for certain changes in the Common Stock). In lieu of receiving an automatic grant of options, the Board of Directors may, in its discretion, award a Nonemployee Director restricted stock covering 1,600 or a lesser number of shares of Common Stock as covered by the options being replaced.

         e.        Status of Options. The status of each option granted to an employee as either an incentive stock option or a non-statutory stock option will be designated by the Administrator at the time of grant. If, however, the aggregate fair market value (determined as of the date of grant) of shares with respect to which incentive stock options become exercisable for the first time by an employee exceeds $100,000 in any calendar year, the options with respect to the excess shares will be non-statutory stock options. All options granted to Nonemployee Directors will be non-statutory stock options.

         f.        Payment. The option price upon exercise may, at the discretion of the Administrator, be paid by an optionee in cash, other shares of Common Stock owned by the optionee, or by a combination of cash and Common Stock. Additionally, stock appreciation rights may be granted to eligible employees, in conjunction with incentive stock options or non-statutory stock options. Stock appreciation rights give the holder, among other things, the right to a payment in cash, Common Stock, or a combination thereof, in an amount equal to the difference between the fair market value of the Common Stock at the date of exercise and the option exercise price. The 2004 Plan also allows the Administrator, in its discretion, to establish procedures pursuant to which an optionee may affect a cashless exercise of an option through a brokerage firm.

         g.        Option Contract. All options will be evidenced by a written contract containing provisions consistent with the 2004 Plan and such other provisions as the Administrator deems appropriate.

         h.        Special Rules for Options Granted to Nonemployee Directors. Notwithstanding the provisions of the 2004 Plan described in paragraphs a. through g. above to the contrary, non-statutory stock options granted to Nonemployee Directors will (i) have a terms of five years (ten years for options granted on or after May 20, 2004) from the date of grant, (ii) subject to clauses (iii) and (iv)(A) below, vest and become exercisable with respect to one-third of the shares covered thereby following each anniversary of the date of grant, (iii) vest and become exercisable in full upon a Corporate Change (as defined below, or to the extent defined in an option contract that evidences an option grant to a Nonemployee Director, as defined in such option contract) or termination of a Nonemployee Director’s membership on the Board of Directors by reason of death or disability, and (iv) be exercisable only while the Nonemployee Director is a member of the Board of Directors and terminate and cease to be exercisable upon the Nonemployee Director’s termination of membership on the Board of Directors, except that, subject to the limitation in clause (i) above: (A) if the Nonemployee Director dies or terminates membership on the Board of Directors due to disability, the option will be exercisable in full for a period of one year thereafter by the Nonemployee Director (or his estate or the person who acquires the option due to the Nonemployee Director’s death) or (B) if the Nonemployee Director’s membership on the Board of Directors terminates for any other reason, the option is exercisable for one year following such termination or by the Nonemployee Director’s estate (or the person who acquires the option due to the Nonemployee Director’s death) for one-year following the Nonemployee Director’s death if he or she dies within such initial one-year period, but in each case only as to the number of shares exercisable as of the date the Nonemployee Director’s membership on the Board of Directors terminates.

Restricted Stock

         a.        Restricted Stock Awards. Eligible employees may be granted restricted stock at the discretion of the Administrator. Nonemployee Directors may be granted restricted stock at the discretion of the Board of Directors. In addition, in lieu of a Nonemployee Director receiving an automatic option or options, the Board of Directors may award the Nonemployee Director restricted stock covering 1,600 or a lesser number of shares of Common Stock as covered by the options being replaced.

         b.        Transfer Restrictions and Forfeiture Obligations. Pursuant to a restricted stock award, shares of Common Stock will be issued or delivered to the employee or director at the time the award is made without any payment to the Company (other than for any payment amount determined by the Administrator in its discretion), but such shares will be subject to certain restrictions on the disposition thereof and certain obligations to forfeit and surrender such shares to the Company as may be determined in the discretion of the Administrator. The Administrator may provide that the restrictions on disposition and the obligations to forfeit the shares will lapse based on (i) the attainment of one or more performance measures established by the Administrator that are based on (1) the price of a share of Common Stock, (2) the Company’s earnings per share, (3) the Company’s market share, (4) the market share of a business unit of the Company designated by the Administrator, (5) the Company’s sales, (6) the sales of a business unit of the Company designated by the Administrator, (7) the net income (before or after taxes) of the Company or any business unit of the Company designated by the Administrator, (8) the cash flow return on investment of the Company or any business unit of the Company designated by the Administrator, (9) the earnings before or after interest, taxes, depreciation, and/or amortization of the Company or any business unit of the Company designated by the Administrator, (10) the economic value added, (11) the return on stockholders’ equity achieved by the Company, or (12) the total stockholders’ return achieved by the Company, (ii) the holder’s continued employment or service as a director with the Company and its affiliates for a specified period, (iii) the occurrence of any event or the satisfaction of any other condition specified by the Administrator in its sole discretion or (iv) a combination of any of these factors. The performance measures may be made subject to adjustment for specified significant extraordinary items or events, and may be absolute, relative to one or more other companies, or relative to one or more indices, and may be contingent upon future performance of the Company or any affiliate, division or department thereof. Upon the issuance of shares of Common Stock pursuant to a restricted stock award, except for the foregoing restrictions and unless otherwise provided, the recipient of the award will have all the rights of a stockholder of the Company with respect to such shares, including the right to vote such shares and to receive all dividends and other distributions paid with respect to such shares. At the time of such award, the Administrator may, in its sole discretion, prescribe additional terms, conditions, or restrictions relating to restricted stock awards, including but not limited to rules pertaining to the effect of the termination of employment or service as a director of a recipient of restricted stock (by reason of retirement, disability, death or otherwise) prior to the lapse of any applicable restrictions. Notwithstanding anything to the contrary, any restricted stock granted to Nonemployee Directors in lieu of receiving automatic option grants will: (i) vest and become exercisable with respect to one-third of the shares covered thereby following each anniversary of the date of grant and (ii) vest and become exercisable in full upon a Corporate Change (as defined below, or to the extent defined in a restricted stock award agreement, as defined in such agreement) or termination of a Nonemployee Director’s membership on the Board of Directors by reason of death or disability.

         c.        Accelerated Vesting. The Administrator may, in its discretion, fully vest any outstanding restricted stock award as of a date determined by the Administrator, but the Administrator may not take any action to vest a restricted stock award that has been granted to a covered employee (within the meaning of Section 162(m) of the Code) if such award has been designed to meet the exception for performance-based compensation under Section 162(m) of the Code.

         d.        Other Terms and Conditions. The Administrator may establish other terms and conditions for the issuance of restricted stock under the 2004 Plan.

Bonus Stock Award

        Eligible employees, who have been continuously employed by the Company for at least one year, will receive 100 shares of fully vested Common Stock. An employee who has received an automatic grant of 100 shares of Common Stock under the 2004 Plan or any other plan maintained by the Company will not be eligible to receive a bonus stock award under the 2004 Plan.

Corporate Change and Other Adjustments

        The 2004 Plan provides that, upon a Corporate Change (as hereinafter defined), the Committee may accelerate the vesting of options, cancel options and make payments in respect thereof in cash, or adjust the outstanding options as appropriate to reflect such Corporate Change (including, without limitation, adjusting an option to provide that the number and class of shares of Common Stock covered by such option will be adjusted so that the option will thereafter cover securities of the surviving or acquiring corporation or other property (including cash) as determined by the Committee). The 2004 Plan provides that a Corporate Change occurs (a) if the Company is dissolved and liquidated, (b) if the Company is not the surviving entity in any merger, consolidation or other reorganization (or survives only as a subsidiary of an entity), (c) if the Company sells, leases or exchanges all or substantially all of its assets, (d) if any person, entity or group acquires or gains ownership or control of more than 50% of the outstanding shares of the Company’s voting stock or (e) if after a contested election of directors, the persons who were directors before such election cease to constitute a majority of the Board of Directors.

        The maximum number of shares that may be issued under the 2004 Plan and the maximum number of shares that may be issued to any one individual, as well as the number and price of shares of Common Stock or other consideration subject to an option, will be appropriately adjusted by the Committee in the event of changes in the outstanding Common Stock by reason of recapitalizations, reorganizations, mergers, consolidations, combinations, split-ups, split-offs, spin-offs, exchanges or other relevant changes in capitalization or distributions to the holders of Common Stock occurring after an option is granted.

Amendments

        The Board of Directors may from time to time amend the 2004 Plan; however, no amendment may be adopted without the prior approval of the stockholders of the Company if such amendment (a) materially increases the benefits accruing to Nonemployee Directors participating under the 2004 Plan, (b) increases the number of shares of Common Stock that may be issued under the 2004 Plan, (c) modifies the class of eligible participants, or (d) amends or deletes the provision of the 2004 Plan that prevents the Administrator from amending any outstanding option contract to lower the option price (or cancel and replace any outstanding option contract with an option contract having a lower option price).

Transferability

        An award (other than an incentive stock option) is not transferable other than by will or the laws of descent and distribution, pursuant to a qualified domestic relations order, or with the consent of the Administrator. An incentive stock option is not transferable other than by will or the laws of descent and distribution, and may be exercised during the employee’s lifetime only by the employee or his or her guardian or legal representative.

Federal Income Tax Aspects of the 2004 Plan

        Non-Statutory Stock Options and Stock Appreciation Rights. As a general rule, no federal income tax is imposed on the optionee upon the grant of a non-statutory stock option such as those under the 2004 Plan (whether or not including a stock appreciation right) and the Company is not entitled to a tax deduction by reason of such a grant. Generally, upon the exercise of a non-statutory stock option, the optionee will be treated as receiving compensation taxable as ordinary income in the year of exercise in an amount equal to the excess of the fair market value of the shares on the date of exercise over the option price paid for such shares. In the case of the exercise of a stock appreciation right, the optionee will be treated as receiving compensation taxable as ordinary income in the year of exercise in an amount equal to the cash received plus the fair market value of the shares distributed to the optionee. Upon the exercise of a non-statutory stock option or a stock appreciation right, and subject to the application of Section 162(m) of the Code as discussed below, the Company may claim a deduction for compensation paid at the same time and in the same amount as compensation income is recognized to the optionee assuming any federal income tax reporting requirements are satisfied.

        Upon a subsequent disposition of the shares received upon exercise of a non-statutory stock option or a stock appreciation right, any appreciation after the date of exercise should qualify as capital gain. If the shares received upon the exercise of an option or a stock appreciation right are transferred to the optionee subject to certain restrictions, then the taxable income realized by the optionee, unless the optionee elects otherwise, and the Company’s tax deduction (assuming any federal income tax reporting requirements are satisfied) should be deferred and should be measured at the fair market value of the shares at the time the restrictions lapse. The restrictions imposed on officers, directors and 10% shareholders by Section 16(b) of the Exchange Act is such a restriction during the period prescribed thereby if other shares have been purchased by such an individual within six months of the exercise of a non-statutory stock option or stock appreciation right.

        Incentive Stock Options. The incentive stock options under the 2004 Plan are intended to constitute “incentive stock options” within the meaning of Section 422 of the Code. Incentive stock options are subject to special federal income tax treatment. No federal income tax is imposed on the optionee upon the grant or the exercise of an incentive stock option if the optionee does not dispose of shares acquired pursuant to the exercise within the two-year period beginning on the date the option was granted or within the one-year period beginning on the date the option was exercised (collectively, the “holding period”). In such event, the Company would not be entitled to any deduction for federal income tax purposes in connection with the grant or exercise of the option or the disposition of the shares so acquired. With respect to an incentive stock option, the difference between the fair market value of the stock on the date of exercise and the exercise price must be included in the optionee’s alternative minimum taxable income. However, if the optionee exercises an incentive stock option and disposes of the shares received in the same year and the amount realized is less than the fair market value of the shares on the date of exercise, the amount included in alternative minimum taxable income will not exceed the amount realized over the adjusted basis of the shares.

        Upon disposition of the shares received upon exercise of an incentive stock option after the holding period, any appreciation of the shares above the exercise price should constitute capital gain. If an optionee disposes of shares acquired pursuant to his or her exercise of an incentive stock option prior to the end of the holding period, the optionee will be treated as having received, at the time of disposition, compensation taxable as ordinary income. In such event, and subject to the application of Section 162(m) of the Code as discussed below, the Company may claim a deduction for compensation paid at the same time and in the same amount as compensation is treated as received by the optionee. The amount treated as compensation is the excess of the fair market value of the shares at the time of exercise (or in the case of a sale in which a loss would be recognized, the amount realized on the sale if less) over the exercise price; any amount realized in excess of the fair market value of the shares at the time of exercise would be treated as short-term or long-term capital gain, depending on the holding period of the shares.

        Restricted Stock. The recipient of a restricted stock award will not realize taxable income at the time of grant, and the Company will not be entitled to a deduction at that time, assuming that the restrictions constitute a substantial risk of forfeiture for federal income tax purposes. When the risk of forfeiture with respect to the stock subject to the award lapses, the holder will realize ordinary income in an amount equal to the fair market value of the shares of Common Stock at such time, and, subject to Section 162(m) of the Code, the Company will be entitled to a corresponding deduction. All dividends and distributions (or the cash equivalent thereof) with respect to a restricted stock award paid to the holder before the risk of forfeiture lapses will also be compensation income to the holder when paid and, subject to Section 162(m) of the Code, deductible as such by the Company. Notwithstanding the foregoing, the holder of a restricted stock award may elect under Section 83(b) of the Code to be taxed at the time of grant of the restricted stock award based on the fair market value of the shares of Common Stock on the date of the award, in which case (a) subject to Section 162(m) of the Code, the Company will be entitled to a deduction at the same time and in the same amount, (b) dividends paid to the recipient during the period the forfeiture restrictions apply will be taxable as dividends and will not be deductible by the Company, and (c) there will be no further federal income tax consequences when the risk of forfeiture lapses. Such election must be made not later than 30 days after the grant of the restricted stock award and is irrevocable.

        Bonus Stock Awards. A recipient of shares of Common Stock as part of a bonus stock award will have taxable compensation and the Company will have a corresponding deduction at the time of grant. The measure of such income and deduction will be the fair market value of the shares of Common Stock granted to the employee.

        Section 162(m) of the Code. Section 162(m) of the Code precludes a public corporation from taking a deduction for compensation in excess of $1 million paid to its chief executive officer or any of its four other highest-paid officers. However, compensation that qualifies under Section 162(m) of the Code as “performance-based” is specifically exempt from the deduction limit. Based on Section 162(m) of the Code and the regulations issued thereunder, the Company believes that the income generated in connection with awards granted under the 2004 Plan by the Committee should qualify as performance-based compensation and, accordingly, the Company’s deduction for such compensation should not be limited by Section 162(m) of the Code. On the other hand, the income generated in connection with the exercise of stock options granted under the 2004 Plan by the Chief Executive Officer of the Company will not qualify as performance-based compensation and, accordingly, the Company’s deduction for such compensation may be limited by Section 162(m) of the Code.

        The 2004 Plan is not qualified under section 401(a) of the Code.

        The comments set forth in the above paragraphs are only a summary of certain of the Federal income tax consequences relating to the 2004 Plan. No consideration has been given to the effects of state, local, or other tax laws on the 2004 Plan or on option recipients.

Inapplicability of ERISA

        Based upon current law and published interpretations, the Company does not believe the 2004 Plan is subject to any of the provisions of the Employee Retirement Income Security Act of 1974.

Under Delaware law, an abstention would have the same effect as a vote against this proposal, but a broker non-vote would not be counted for purposes of determining whether a majority had been achieved.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE PROPOSED 2004 AMENDED AND RESTATED STOCK INCENTIVE PLAN AS DESCRIBED ABOVE AND AS SET FORTH IN APPENDIX A.

OTHER MATTERS FOR 2004 ANNUAL MEETING

        The Board of Directors does not know of any other matters that are to be presented for action at the Annual Meeting. However, if any other matters properly come before the Annual Meeting or any adjournment(s) thereof, it is intended that the enclosed proxy will be voted in accordance with the judgment of the persons voting the proxy.

        Stockholder Communications with Directors. If any stockholder or third party has a complaint or concern regarding accounting, internal accounting controls or auditing matters at the Company, they should send their complaint in writing to Mr. Barker, the Chairman of the Audit Committee at the Company’s principal executive offices. If any stockholder or third party has a concern about the Company or otherwise wishes to communicate with the Board, they should send their communication in writing to the Chairman at the Company’s principal executive offices. A majority of the independent directors shall approve the Company’s process for collecting and organizing stockholder communications to the Board.

        A stockholder, who wishes to communicate directly with the Chairman, the Board, a committee of the Board or with another individual Director, should send the communication to Stone Energy Corporation:

Board of Directors [or committee name or
Director’s name, as appropriate]
Stone Energy Corporation
625 E. Kaliste Saloom Road
Lafayette, Louisiana 70508

        The Company will forward all stockholder correspondence about the Company to the Chairman of the Board, a committee or individual Director, as appropriate.

STOCKHOLDER PROPOSALS FOR 2005 ANNUAL MEETING

        Any stockholder who wishes to submit a proposal for inclusion in the proxy material and for presentation at the Company’s 2005 Annual Meeting of Stockholders must forward such proposal to the Secretary of the Company at the address indicated at the beginning of this proxy statement, so that the Secretary receives it no later than December 10, 2004.

        The Securities and Exchange Commission proxy rules permit companies and intermediaries, such as brokers and banks, to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement to those stockholders. This method of delivery, often referred to as “householding,” should reduce the amount of duplicate information that stockholders receive and lower printing and mailing costs for companies. We are householding proxy materials for our stockholders of record in connection with our 2005 Annual Meeting. We have been notified that certain intermediaries may household proxy materials as well. If you hold your shares of our common stock through a broker or bank that has determined to household proxy materials:

o	Only one Proxy Statement and Annual Report to Stockholders will be delivered to multiple stockholders sharing an address unless you notify your broker or bank to the contrary; and

o	We will promptly deliver you a separate copy of the Proxy Statement and Annual Report to Stockholders for the 2005 Annual Meeting and for future meetings if you so request by calling us at (337) 237-0410 or by writing to our Secretary at Stone Energy Corporation, 625 E. Kaliste Saloom Road, Lafayette, Louisiana 70508 or you can contact your bank or broker to make a similar request.

        If your household is receiving multiple copies of our proxy statements and annual reports, you can request delivery from your bank or broker of only a single copy of our proxy statements and annual reports if your bank or broker has determined to household proxy materials.

By Order of the Board of Directors, Andrew L. Gates, III Secretary

April 6, 2004

APPENDIX A

        Below is the text of the Stone Energy Corporation 2004 Amended and Restated Stock Incentive Plan as proposed to be approved. The new plan provides for the granting of Incentive Stock Options, Restricted Stock Awards, Bonus Stock Awards, or any combination of the foregoing, as is best suited to circumstances of the particular Employee or Nonemployee Director.

STONE ENERGY CORPORATION
2004 AMENDED AND RESTATED STOCK INCENTIVE PLAN

I.      PURPOSE

        The STONE ENERGY CORPORATION 2004 AMENDED AND RESTATED STOCK INCENTIVE PLAN (the “Plan”) is intended to promote the interests of STONE ENERGY CORPORATION, a Delaware corporation (the “Company”), and its stockholders by providing a means whereby Employees and Nonemployee Directors may develop a sense of proprietorship and personal involvement in the development and financial success of the Company and to encourage them to remain with and devote their best efforts to the business of the Company. Accordingly, the Plan provides for granting Incentive Stock Options, options that do not constitute Incentive Stock Options, Restricted Stock Awards, Bonus Stock Awards, or any combination of the foregoing, as is best suited to circumstances of the particular Employee or Nonemployee Director as provided herein.

        The Plan as set forth herein constitutes an amendment and restatement of the Stone Energy Corporation 2001 Amended and Restated Stock Option Plan (the “2001 Plan”) previously adopted by the Company, and shall supersede and replace in its entirety the 2001 Plan.

II.       DEFINITIONS

        The following definitions shall be applicable throughout the Plan unless specifically modified by any paragraph:

        (a)     “Administrator” means the individual or individuals responsible for the administration of the Plan as provided in Subparagraph IV(a).

        (b)     “Award” means, individually or collectively, any Option, Restricted Stock Award, or Bonus Stock Award.

        (c)     “Board” means the Board of Directors of the Company.

        (d)     “Bonus Stock Award” means an Award granted under Paragraph IX of the Plan.

        (e)     “CEO” means the Chief Executive Officer of the Company.

        (f)     “Code” means the Internal Revenue Code of 1986, as amended. Reference in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to such section and any regulations under such section.

        (g)     “Committee” means a committee of the Board that is selected by the Board as provided in Subparagraph IV(a).

        (h)     “Common Stock” means the common stock of the Company, or any security into which such common stock may be changed by reason of any transaction or event of the type described in Paragraph X.

        (i)     “Company” means Stone Energy Corporation, a Delaware corporation.

        (j)     “Corporate Change” shall have the meaning assigned to such term in Subparagraph X(c) of the Plan.

        (k)     “Employee” means any person in an employment relationship with the Company, its parent, or its subsidiaries.

        (l)     “Fair Market Value” means, as of any specified date, the mean of the high and low sales prices of the Common Stock (i) reported by the National Market System of NASDAQ on that date or (ii) if the Common Stock is listed on a national stock exchange, reported on the stock exchange composite tape on that date (or such other reporting service approved by the Administrator); or, in either case, if no prices are reported on that date, on the last preceding date on which such prices of the Common Stock are so reported. If the Common Stock is traded over the counter at the time a determination of its fair market value is required to be made hereunder, its fair market value shall be deemed to be equal to the average between the reported high and low or closing bid and asked prices of Common Stock on the most recent date on which Common Stock was publicly traded. In the event Common Stock is not publicly traded at the time a determination of its value is required to be made hereunder, the determination of its fair market value shall be made by the Administrator in such manner as it deems appropriate.

        (m)     “Incentive Stock Option” means an incentive stock option within the meaning of section 422 of the Code.

        (n)     “1934 Act” means the Securities Exchange Act of 1934, as amended.

        (o)     “1993 Plan” means the Stone Energy Corporation 1993 Nonemployee Directors’ Stock Option Plan.

        (p)     “Nonemployee Director” means an individual who is a member of the Board but is not an Employee.

        (q)     “Option” means an Award granted under Paragraph VII of the Plan and includes both Incentive Stock Options to purchase Common Stock and Options that do not constitute Incentive Stock Options to purchase Common Stock.

        (r)     “Option Agreement” means a written agreement between the Company and a Participant with respect to an Option.

        (s)     “Participant” means an Employee or Nonemployee Director who has been granted an Award.

        (t)     “Plan” means the Stone Energy Corporation 2004 Amended and Restated Stock Incentive Plan, as amended from time to time.

        (u)     “Restricted Stock Agreement” means a written agreement between the Company and a Participant with respect to a Restricted Stock Award.

        (v)     “Restricted Stock Award” means an Award granted under Paragraph VIII of the Plan.

        (w)     “Rule 16b-3” means SEC Rule 16b-3 promulgated under the 1934 Act, as such may be amended from time to time, and any successor rule, regulation or statute fulfilling the same or a similar function.

        (x)     “Section 16” means Section 16 of the 1934 Act (including any successor to the same or similar effect).

        (y)     “Stock Appreciation Right” shall have the meaning assigned to such term in Subparagraph VII(e) of the Plan.

        (z)     “2000 Plan” means the Stone Energy Corporation 2000 Amended and Restated Stock Option Plan.

        (aa)     “2001 Plan” means the Stone Energy Corporation 2001 Amended and Restated Stock Option Plan.

III.      EFFECTIVE DATE AND DURATION OF THE PLAN

        The 2001 Plan, the 2000 Plan, and the 1993 Plan were effective on the dates provided therein. This amendment and restatement shall be effective as of May 20, 2004, provided this amendment and restatement is adopted by the Board prior to such date and approved by the stockholders of the Company at a duly called meeting of the stockholders (or any adjournment thereof) held on May 20, 2004 (or, if applicable, on the date of such adjournment). If this amendment and restatement is not so approved by the stockholders, then this amendment and restatement shall be void ab initio, and the 2001 Plan shall continue in effect as if this amendment and restatement had not occurred, and any options previously granted under the 2001 Plan shall continue in effect under the terms of the grant; provided, further, that thereafter options may continue to be granted pursuant to the terms of the 2001 Plan, as in effect prior to this amendment and as may be otherwise amended hereafter. Notwithstanding any provision in the Plan, no Option shall be exercisable and no Restricted Stock Award or Bonus Stock Award may be granted prior to stockholder approval. No further Awards may be granted under the Plan after 10 years from the date the Plan is adopted by the Board. The Plan shall remain in effect until all Options granted under the Plan have been satisfied or expired, all Restricted Stock Awards granted under the Plan have vested or been forfeited, and all shares of Common Stock have been delivered with respect to all Bonus Stock Awards granted under the Plan.

IV.       ADMINISTRATION

        (a)        Administrator. The Plan shall be administered by the Administrator, which shall mean (i) in the context of Awards granted to, or the administration (or interpretation of any provision) of the Plan as it relates to, any person who is subject to Section 16 or any Employee who receives a Bonus Stock Award, the Committee, (ii) in the context of Restricted Stock Awards granted to, or the administration (or interpretation of any provision) of the Plan as it relates to, any Nonemployee Director, the Board, or (iii) in the context of Awards granted to, or the administration (or interpretation of any provision) of the Plan as it relates to, any person who is not subject to Section 16, the CEO (or, if the CEO is not a member of the Board, the Committee), unless the Plan specifies that the Committee shall take specific action (in which case such action may only be taken by the Committee) or the Committee (as to any Option described in this clause (ii) or the administration or interpretation of any specific provision of the Plan) specifies that it shall serve as Administrator. The Committee shall be a committee of, and appointed by, the Board that shall be comprised solely of two or more directors who are both (A) outside directors (within the meaning of section 162(m) of the Code and applicable interpretive authority thereunder), and (B) non-employee directors (within the meaning of Rule 16b-3).

        (b)        Powers. With respect to Awards granted pursuant to Subparagraph VII(b) and Subparagraph VIII(a), the Administrator shall have sole authority to select the Employees from among those individuals eligible under Subparagraph VI(a) and to establish the number of shares which may be issued under each Award granted to such Employees. With respect to Restricted Stock Awards granted pursuant to Subparagraph VIII(b), the Administrator shall have sole authority to select the Nonemployee Directors from among those individuals eligible under Subparagraph VI(b) and to establish the number of shares which may be issued under each Award granted to such Nonemployee Directors. In selecting the Employees and the Nonemployee Directors from among the individuals eligible under Subparagraphs VI(a) and (b), and in establishing the number of shares that may be issued under each Award granted to such individuals, the Administrator may take into account the nature of the services rendered by such individuals, their present and potential contributions to the Company’s success and such other factors as the Administrator in its discretion shall deem relevant. All decisions made by the Administrator under this Subparagraph shall be final.

        (c)        Additional Powers. The Administrator is authorized to interpret the Plan and may from time to time adopt such rules and regulations, consistent with the provisions of the Plan, as it may deem advisable to carry out the Plan. All decisions made by the Administrator in construing the provisions of the Plan shall be final; provided, however, that in the event of any conflict in any such determination as between the Committee and the CEO, each acting in capacity as Administrator of the Plan, the determination of the Committee shall be conclusive.

V.       SHARES SUBJECT TO THE PLAN; AWARD LIMITS

        (a)        Shares Subject to the Plan and Award Limits. Subject to adjustment in the same manner as provided in Paragraph X with respect to shares of Common Stock subject to Options then outstanding, the aggregate number of shares of Common Stock that may be issued under the Plan shall not exceed 4,225,000 shares (which number includes the number of shares of Common Stock previously made subject to an Option granted under either the 2001 Plan, the 2000 Plan, or the 1993 Plan); provided, however, that the aggregate number of shares shall not include any shares of Common Stock issued pursuant to an automatic Bonus Stock Award. Shares shall be deemed to have been issued under the Plan only (i) to the extent actually issued and delivered pursuant to an Award or (ii) to the extent an Award is settled in cash. To the extent that an Award lapses or the rights of its holder terminate, any shares of Common Stock subject to such Award shall again be available for the grant of an Award under the Plan. Notwithstanding any provision in the Plan to the contrary, the maximum number of shares of Common Stock that may be subject to Options granted under the Plan to any one individual during any calendar year may not exceed 100,000 shares of Common Stock (subject to adjustment from time to time in accordance with the provisions of the Plan). The limitation set forth in the preceding sentence shall be applied in a manner that will permit compensation generated under the Plan to constitute “performance-based” compensation for purposes of section 162(m) of the Code, including, without limitation, counting against such maximum number of shares, to the extent required under section 162(m) of the Code and applicable interpretive authority thereunder, any shares subject to Options granted to Employees that are canceled or repriced. Further, the maximum number of shares that may be subject Restricted Stock Awards granted under the Plan to any one individual during any calendar year may not exceed 33,000 (subject to adjustment from time to time in accordance with the provisions of the Plan). Further, the maximum number of shares that may be subject to Awards granted by the CEO under the Plan to any one individual Employee during any calendar year may not exceed 10,000 in the case of Options and 3,000 in the case of Restricted Stock Awards (both limits subject to adjustment from time to time in accordance with the provisions of the Plan).

        (b)        Stock Offered. Subject to the limitations set forth in Subparagraph V(a), the stock to be offered pursuant to the grant of an Award may be authorized but unissued Common Stock or Common Stock previously issued and outstanding and reacquired by the Company. Any of such shares which remain unissued and which are not subject to outstanding Awards at the termination of the Plan shall cease to be subject to the Plan but, until termination of the Plan, the Company shall at all times make available a sufficient number of shares to meet the requirements of the Plan.

VI.       ELIGIBILITY

        a)        Employee Grants. Awards granted pursuant to Subparagraph VII(b) or VIII(a) may be granted only to individuals who are Employees (including officers and directors who are also Employees) of the Company or any parent or subsidiary corporation (as defined in section 424 of the Code) of the Company at the time the Award is granted.

        (b)        Nonemployee Director Grants. Awards granted pursuant to Subparagraph VII(c) or VIII(b) may be granted only to individuals who are Nonemployee Directors at the time the Award is granted.

        (c)        Automatic Employee Grants. Awards granted pursuant to Paragraph IX may be granted only to individuals who are Employees of the Company or any parent or subsidiary corporation (as defined in section 424 of the Code) of the Company at the time the Award is granted, but who are not serving in any of the following positions with the Company: Chairman, President, Executive Vice President, Secretary, or General Counsel.

VII.       STOCK OPTIONS

        (a)        Option Period. The term of each Option shall be as specified by the Administrator at the date of grant unless provided otherwise in the Plan.

        (b)        Option Awards to Employees. Pursuant to the Administrator’s discretion, an individual eligible under Subparagraph VI(a) may be granted one or more Options. Options may be granted to the same individual on more than one occasion. Options granted under this Subparagraph may be either Incentive Stock Options or Options that do not constitute Incentive Stock Options.

        (c)        Option Awards to Nonemployee Directors. Each Nonemployee Director who is elected to the Board for the first time after the effective date provided in Paragraph III shall receive, as of the date of his or her election and without the exercise of the discretion of the Committee or any person or persons, an Option exercisable for 5,000 shares of Common Stock (subject to adjustment in the same manner as provided in Paragraph X with respect to shares of Common Stock subject to Options then outstanding). As of the date of the annual meeting of the stockholders of the Company in each year that the Plan is in effect as provided in Paragraph III, each Nonemployee Director then in office shall receive, without the exercise of the discretion of the Committee or any person or persons, an Option exercisable for 5,000 shares of Common Stock (subject to adjustment in the same manner as provided in Paragraph X with respect to shares of Common Stock subject to Options then outstanding). If, as of any date that the Plan is in effect, there are not sufficient shares of Common Stock available under the Plan to allow for the grant to each Nonemployee Director of an Option for the number of shares provided herein, each Nonemployee Director shall receive an Option for his or her pro-rata share of the total number of shares of Common Stock then available under the Plan. The purchase price of Common Stock issued under each Option granted under this Subparagraph shall be the price set forth in Subparagraph VII(g) and shall be subject to adjustment as provided in Paragraph X. Notwithstanding anything in this Subparagraph to the contrary, the Board may substitute Options granted under this Subparagraph for Restricted Stock Awards covering an equal or lesser number of shares of Common Stock pursuant to Subparagraph VIII(b).

        (d)        Special Limitations on Incentive Stock Options. An Incentive Stock Option may be granted only to an individual who is employed by the Company or any parent or subsidiary corporation (as defined in section 424 of the Code) of the Company at the time the Option is granted. To the extent that the aggregate fair market value (determined at the time the respective Incentive Stock Option is granted) of stock with respect to which Incentive Stock Options are exercisable for the first time by an individual during any calendar year under all incentive stock option plans of the Company and its parent and subsidiary corporations exceeds $100,000, such Incentive Stock Options shall be treated as Options which do not constitute Incentive Stock Options. The Administrator shall determine, in accordance with applicable provisions of the Code, Treasury regulations and other administrative pronouncements, which of a Participant’s Incentive Stock Options will not constitute Incentive Stock Options because of such limitation and shall notify the Participant of such determination as soon as practicable after such determination. No Incentive Stock Option shall be granted to an individual if, at the time the Option is granted, such individual owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its parent or subsidiary corporation, within the meaning of section 422(b)(6) of the Code, unless (i) at the time such Option is granted the option price is at least 110% of the Fair Market Value of the Common Stock subject to the Option and (ii) such Option by its terms is not exercisable after the expiration of five years from the date of grant. An Incentive Stock Option shall not be transferable otherwise than by will or the laws of descent and distribution, and shall be exercisable during the Participant’s lifetime only by such Participant or the Participant’s guardian or legal representative.

        (e)        Option Agreement. Each Option shall be evidenced by an Option Agreement in such form and containing such provisions not inconsistent with the provisions of the Plan as the Administrator from time to time shall approve, including, without limitation, provisions to qualify an Incentive Stock Option under section 422 of the Code. Each Option Agreement shall specify the effect of termination of (i) employment or (ii) membership on the Board, as applicable, on the exercisability of the Option. An Option Agreement may provide for the payment of the option price, in whole or in part, by the delivery of a number of shares of Common Stock (plus cash if necessary) having a Fair Market Value equal to such option price. Moreover, an Option Agreement may provide for a “cashless exercise” of the Option by establishing procedures satisfactory to the Administrator with respect thereto. Further, an Option Agreement may provide for the surrender of the right to purchase shares under the Option in return for a payment in cash or shares of Common Stock or a combination of cash and shares of Common Stock equal in value to the excess of the Fair Market Value of the shares with respect to which the right to purchase is surrendered over the option price therefor (“Stock Appreciation Rights”), on such terms and conditions as the Administrator in its sole discretion may prescribe; provided, that, except as provided in Subparagraph X(c), the Administrator shall retain final authority (i) to determine whether a Participant shall be permitted or (ii) to approve an election by a Participant, to receive cash in full or partial settlement of Stock Appreciation Rights. In the case of any such Stock Appreciation Right that is granted in connection with an Incentive Stock Option, such right shall be exercisable only when the Fair Market Value of the Common Stock exceeds the price specified therefor in the Option or the portion thereof to be surrendered. The terms and conditions of the respective Option Agreements need not be identical. Subject to the consent of the Participant, the Administrator may, in its sole discretion, amend an outstanding Option Agreement from time to time in any manner that is not inconsistent with the provisions of the Plan (including, without limitation, an amendment that accelerates the time at which the Option, or a portion thereof, may be exercisable).

        (f)        Restrictions on Nonemployee Director Options. Notwithstanding the provisions in Subparagraph (e) above, each Option granted to a Nonemployee Director shall (i) have a term of five years from the date of grant (except that Options granted on or after the effective date of the Plan as provided in Paragraph III shall have a term of ten years from the date of grant), (ii) subject to clauses (iv) and (v)(A) below, vest and become exercisable with respect to (A) one-third of the shares covered thereby on the first anniversary of the date of grant, (B) an additional one-third of the shares covered thereby on the second anniversary of the date of grant, and (C) an additional one-third of the shares covered thereby on the third anniversary of the date of grant, (iii) not constitute an Incentive Stock Option, (iv) become vested and exercisable in full upon a Corporate Change (as defined in Subparagraph X(c) or, to the extent the Option Agreement with such Nonemployee Director defines Corporate Change, Corporate Change as defined in such Option Agreement) or termination of the Nonemployee Director’s membership on the Board by reason of death or disability, (v) be exercisable only while the Nonemployee Director remains a member of the Board and terminate and cease to be exercisable upon the Nonemployee Director’s termination of membership on the Board, except that, subject to the limitation in clause (i) above: (A) if the Nonemployee Director dies while a member of the Board or terminates his membership on the Board due to disability, the Option may be exercisable in full for a period of one year thereafter by the Nonemployee Director (the Nonemployee Director’s estate or the person who acquires the Option by will or the laws of descent or otherwise by reason of death of the Nonemployee Director) or (B) if the Nonemployee Director’s membership on the Board terminates for any reason other than as described in clause (v)(A), the Option may be exercisable by the Nonemployee Director for one year following such termination or by the Nonemployee Director’s estate (or the person who acquires the Option by will or the laws of descent or otherwise by reason of the death of the Nonemployee Director) for one year following the Nonemployee Director’s death if the Nonemployee Director dies within such initial one-year period, but in each case only as to the number of shares exercisable as of the date the Nonemployee Director’s membership on the Board terminates.

        (g)        Option Price and Payment. The purchase price of Common Stock issued under each Option shall be determined by the Administrator, but such purchase price shall not be less than the Fair Market Value of Common Stock subject to the Option on the date the Option is granted; provided, however, that the purchase price of Common Stock issued under each Option granted to a Nonemployee Director pursuant to Subparagraph VII(c) shall be the Fair Market Value of Common Stock subject to such Option on the date such Option is granted. The Option or portion thereof may be exercised by delivery of an irrevocable notice of exercise to the Company, as specified by the Administrator. The purchase price of the Option or portion thereof shall be paid in full in the manner prescribed by the Administrator. Separate stock certificates shall be issued by the Company for those shares acquired pursuant to the exercise of an Incentive Stock Option and for those shares acquired pursuant to the exercise of any Option that does not constitute an Incentive Stock Option.

        (h)        Restrictions on Repricing of Options. Except as provided in Paragraph X, the Administrator may not, without approval of the stockholders of the Company, amend any outstanding Option Agreement to lower the option price (or cancel and replace any outstanding Option Agreement with Option Agreements having a lower option price).

        (i)        Stockholder Rights and Privileges. The Participant shall be entitled to all the privileges and rights of a stockholder only with respect to such shares of Common Stock as have been purchased under the Option and for which certificates of stock have been registered in the Participant’s name.

VIII.      RESTRICTED STOCK AWARDS

        (a)        Restricted Stock Awards to Employees. Pursuant to the Administrator’s discretion, an individual eligible under Subparagraph VI(a) may be granted one or more Restricted Stock Awards. Restricted Stock Awards may be granted to the same individual on more than one occasion.

        (b)        Restricted Stock Awards to Nonemployee Directors. The Board may, in its discretion, grant a Nonemployee Director one or more Restricted Stock Awards. Restricted Stock Awards may be granted to the same individual on more than one occasion. In addition, in lieu of a Nonemployee Director receiving an Option or Options under Subparagraph VII(c), the Board may grant the Nonemployee Director a Restricted Stock Award or Restricted Stock Awards covering 1,600 or less shares of Common Stock.

        (c)        Forfeiture Restrictions. Shares of Common Stock that are the subject of a Restricted Stock Award shall be subject to restrictions on disposition by the Participant and an obligation of the Participant to forfeit and surrender the shares to the Company under certain circumstances (the “Forfeiture Restrictions”). The Forfeiture Restrictions shall be determined by the Administrator in its sole discretion, and the Administrator may provide that the Forfeiture Restrictions shall lapse upon (i) the attainment of one or more performance targets established by the Administrator that are based on (1) the price of a share of Common Stock, (2) the Company’s earnings per share, (3) the Company’s market share, (4) the market share of a business unit of the Company designated by the Administrator, (5) the Company’s sales, (6) the sales of a business unit of the Company designated by the Administrator, (7) the net income (before or after taxes) of the Company or any business unit of the Company designated by the Administrator, (8) the cash flow return on investment of the Company or any business unit of the Company designated by the Administrator, (9) the earnings before or after interest, taxes, depreciation, and/or amortization of the Company or any business unit of the Company designated by the Administrator, (10) the economic value added, (11) the return on stockholders’ equity achieved by the Company, or (12) the total stockholders’ return achieved by the Company, (ii) the Participant’s continued employment with the Company or its parent or subsidiary corporation or continued service as a Nonemployee Director for a specified period of time, (iii) the occurrence of any event or the satisfaction of any other condition specified by the Administrator in its sole discretion, or (iv) a combination of any of the foregoing. The performance measures described in clause (i) of the preceding sentence may be subject to adjustment for specified significant extraordinary items or events, and may be absolute, relative to one or more other companies, or relative to one or more indexes, and may be contingent upon future performance of the Company or its parent or subsidiary corporation, division, or department thereof. Each Restricted Stock Award may have different Forfeiture Restrictions, in the discretion of the Administrator. Notwithstanding anything to the contrary in this Subparagraph, any Restricted Stock Awards granted to Nonemployee Directors in lieu of Options granted under Subparagraph VII(c) shall (i) vest with respect to (A) one-third of the shares covered thereby on the first anniversary of the date of grant, (B) an additional one-third of the shares covered thereby on the second anniversary of the date of grant, and (C) an additional one-third of the shares covered thereby on the third anniversary of the date of grant, (ii) vest in full upon a Corporate Change (as defined in Subparagraph X(c) or, to the extent the Restricted Stock Agreement with such Nonemployee Director defines Corporate Change, Corporate Change as defined in such Restricted Stock Agreement), and (iii) vest in full upon termination of the Nonemployee Director’s membership on the Board by reason of death or disability.

        (d)        Other Terms and Conditions. Common Stock awarded pursuant to a Restricted Stock Award shall be represented by a stock certificate registered in the name of the Participant. Unless provided otherwise in a Restricted Stock Agreement, the Participant shall have the right to receive dividends with respect to Common Stock subject to a Restricted Stock Award, to vote Common Stock subject thereto and to enjoy all other stockholder rights, except that (i) the Participant shall not be entitled to delivery of the stock certificate until the Forfeiture Restrictions have expired, (ii) the Company shall retain custody of the stock until the Forfeiture Restrictions have expired, (iii) the Participant may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of the stock until the Forfeiture Restrictions have expired, and (iv) a breach of the terms and conditions established by the Administrator pursuant to the Restricted Stock Agreement shall cause a forfeiture of the Restricted Stock Award. At the time of such Award, the Administrator may, in its sole discretion, prescribe additional terms, conditions or restrictions relating to Restricted Stock Awards, including, but not limited to, rules pertaining to the termination of employment or service as a Nonemployee Director (by retirement, disability, death or otherwise) of a Participant prior to expiration of the Forfeitures Restrictions. Such additional terms, conditions or restrictions shall be set forth in a Restricted Stock Agreement made in conjunction with the Award.

        (e)        Payment for Restricted Stock. The Administrator shall determine the amount and form of any payment for Common Stock received pursuant to a Restricted Stock Award, provided that in the absence of such a determination, a Participant shall not be required to make any payment for Common Stock received pursuant to a Restricted Stock Award, except to the extent otherwise required by law.

        (f)        Administrator’s Discretion to Accelerate Vesting of Restricted Stock Awards. The Administrator may, in its discretion and as of a date determined by the Administrator, fully vest any or all Common Stock awarded to a Participant pursuant to a Restricted Stock Award and, upon such vesting, all restrictions applicable to such Restricted Stock Award shall terminate as of such date. Any action by the Administrator pursuant to this Subparagraph (f) may vary among individual Participants and may vary among the Restricted Stock Awards held by any individual Participant. Notwithstanding the preceding provisions of this Subparagraph (f), the Administrator may not take any action described in this Subparagraph (f) with respect to a Restricted Stock Award that has been granted to a “covered employee” (within the meaning of Treas. Reg. §1.162-27(c)(2)) if such Award has been designed to meet the exception for performance-based compensation under section 162(m) of the Code.

        (g)        Restricted Stock Agreements. At the time any Award is made under this Paragraph VIII, the Company and the Participant shall enter into a Restricted Stock Agreement setting forth each of the matters contemplated hereby and such other matters as the Administrator may determine to be appropriate. The terms and provisions of the respective Restricted Stock Agreements need not be identical. Subject to the consent of the Participant and the restriction set forth in the last sentence of Subparagraph (f) above, the Administrator may, in its sole discretion, amend an outstanding Restricted Stock Agreement from time to time in any manner that is not inconsistent with the provisions of the Plan.

IX.       BONUS STOCK AWARD

        An individual eligible under Subparagraph VI(c) who has been continuously employed by the Company for a period of at least one year, shall receive a Bonus Stock Award of 100 shares of Common Stock that are immediately vested and not subject to any restrictions. No Employee shall receive more than one Bonus Stock Award under this Plan. Further, an Employee who has received an automatic grant of 100 shares of Common Stock under any other plan maintained by the Company shall not be eligible to receive a Bonus Stock Award under this Plan. In addition to using the Common Stock offered under Subparagraph V(b) to affect each Bonus Stock Award made pursuant to this Paragraph, the Company may purchase shares of Common Stock on the public market at a time that, in the sole discretion of the Company, will not violate any rules or regulations against insider trading.

X.       RECAPITALIZATION OR REORGANIZATION

        (a)        No Effect on Right or Power. The existence of the Plan and the Awards granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of debt or equity securities ahead of or affecting Common Stock or the rights thereof, the dissolution or liquidation of the Company or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding.

        (b)        Subdivision or Consolidation of Shares; Stock Dividends. The shares with respect to which Options may be granted are shares of Common Stock as presently constituted, but if, and whenever, prior to the expiration of an Option theretofore granted, the Company shall effect a subdivision or consolidation of shares of Common Stock or the payment of a stock dividend on Common Stock without receipt of consideration by the Company, the number of shares of Common Stock with respect to which such Option may thereafter be exercised (i) in the event of an increase in the number of outstanding shares shall be proportionately increased, and the purchase price per share shall be proportionately reduced, and (ii) in the event of a reduction in the number of outstanding shares shall be proportionately reduced, and the purchase price per share shall be proportionately increased. Any fractional share resulting from such adjustment shall be rounded up to the next whole share.

        (c)        Recapitalizations and Corporate Changes. If the Company recapitalizes, reclassifies its capital stock, or otherwise changes its capital structure (a “recapitalization”), the number and class of shares of Common Stock covered by an Option theretofore granted shall be adjusted so that such Option shall thereafter cover the number and class of shares of stock and securities to which the Participant would have been entitled pursuant to the terms of the recapitalization if, immediately prior to the recapitalization, the Participant had been the holder of record of the number of shares of Common Stock then covered by such Option. If (i) the Company shall not be the surviving entity in any merger or consolidation (or survives only as a subsidiary of an entity), (ii) the Company sells, leases or exchanges or agrees to sell, lease or exchange all or substantially all of its assets to any other person or entity, (iii) the Company is to be dissolved and liquidated, (iv) any person or entity, including a “group” as contemplated by Section 13(d)(3) of the 1934 Act acquires or gains ownership or control (including, without limitation, the power to vote) of more than 50% of the outstanding shares of the Company’s voting stock (based upon voting power), or (v) as a result of or in connection with a contested election of the directors of the Company, the persons who were directors of the Company before such election shall cease to constitute a majority of the Board (each such event is referred to herein as a “Corporate Change”), no later than (x) 10 days after the approval by the stockholders of the Company of such merger, consolidation, reorganization, sale, lease or exchange of assets or dissolution or such election of directors or (y) 30 days after a Corporate Change of the type described in clause (iv), the Committee, acting in its sole discretion without the consent or approval of any Participant, shall effect one or more of the following alternatives, which alternatives may vary among individual Participants and which may vary among Options held by any individual Participant: (1) accelerate the time at which Options then outstanding may be exercised so that such Options may be exercised in full for a limited period of time on or before a specified date (before or after such Corporate Change) fixed by the Committee, after which specified date all unexercised Options and all rights of Participants thereunder shall terminate, (2) require the mandatory surrender to the Company by selected Participants of some or all of the outstanding Options held by such Participants (irrespective of whether such Options are then exercisable under the provisions of the Plan) as of a date, before or after such Corporate Change, specified by the Committee, in which event the Committee shall thereupon cancel such Options and cause the Company to pay to each Participant an amount of cash per share equal to the excess, if any, of the amount calculated in Subparagraph (d) below (the “Change of Control Value”) of the shares subject to such Option over the exercise price(s) under such Options for such shares, or (3) make such adjustments to Options then outstanding as the Committee deems appropriate to reflect such Corporate Change (provided, however, that the Committee may determine in its sole discretion that no adjustment is necessary to Options then outstanding), including, without limitation, adjusting an Option to provide that the number and class of shares of Common Stock covered by such Option shall be adjusted so that such Option shall thereafter cover securities of the surviving or acquiring corporation or other property (including, without limitation, cash) as determined by the Committee in its sole discretion.

        (d)        Change of Control Value. For the purposes of clause (2) in Subparagraph (c) above, the “Change of Control Value” shall equal the amount determined in clause (i), (ii) or (iii), whichever is applicable, as follows: (i) the per share price offered to stockholders of the Company in any such merger, consolidation, sale of assets or dissolution transaction, (ii) the price per share offered to stockholders of the Company in any tender offer or exchange offer whereby a Corporate Change takes place, or (iii) if such Corporate Change occurs other than pursuant to a tender or exchange offer, the fair market value per share of the shares into which such Options being surrendered are exercisable, as determined by the Committee as of the date determined by the Committee to be the date of cancellation and surrender of such Options. In the event that the consideration offered to stockholders of the Company in any transaction described in this Subparagraph (d) or Subparagraph (c) above consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion of the consideration offered which is other than cash.

        (e)        Other Changes in the Common Stock. In the event of changes in the outstanding Common Stock by reason of recapitalizations, reorganizations, mergers, consolidations, combinations, split-ups, split-offs, spin-offs, exchanges or other relevant changes in capitalization or distributions to the holders of Common Stock occurring after the date of the grant of any Award and not otherwise provided for by this Paragraph X, such Award and any agreement evidencing such Award shall be subject to adjustment by the Committee at its discretion as to the number and price of shares of Common Stock or other consideration subject to such Award. In the event of any such change in the outstanding Common Stock or distribution to the holders of Common Stock, or upon the occurrence of any other event described in this Paragraph X, the aggregate number of shares available under the Plan and the maximum number of shares that may be subject to Awards granted to any one individual shall be appropriately adjusted to the extent, if any, determined by the Committee, whose determination shall be conclusive.

        (f)        Stockholder Action. Any adjustment provided for in the above Subparagraphs shall be subject to any required stockholder action.

        (g)        No Adjustments Unless Otherwise Provided. Except as hereinbefore expressly provided, the issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Common Stock subject to Awards theretofore granted or the purchase price per share, if applicable.

XI.       AMENDMENT AND TERMINATION OF THE PLAN

        The Board in its discretion may terminate the Plan at any time with respect to any shares of Common Stock for which Awards have not theretofore been granted. The Board shall have the right to alter or amend the Plan or any part thereof from time to time; provided that no change in the Plan may be made that would impair the rights of a Participant with respect to an Award theretofore granted without the consent of the Participant, and provided, further, that the Board may not, without approval of the stockholders of the Company, (a) amend the Plan to materially increase the benefits accruing to Nonemployee Directors participating in the Plan, (b) amend the Plan to increase the maximum aggregate number of shares that may be issued under the Plan or change the class of individuals eligible to receive Awards under the Plan, or (c) amend or delete Subparagraph VII(h).

XII.       MISCELLANEOUS

        (a)        No Right To An Award. Neither the adoption of the Plan nor any action of the Board or of the Administrator shall be deemed to give an Employee or Nonemployee Director any right to be granted an Option, a Restricted Stock Award, a Bonus Stock Award, or any other rights hereunder except as may be evidenced by an Option Agreement or a Restricted Stock Agreement duly executed on behalf of the Company, and then only to the extent and on the terms and conditions expressly set forth therein. The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of funds or assets to assure the performance of its obligations under any Award.

        (b)        No Employment/Membership Rights Conferred. Nothing contained in the Plan shall (i) confer upon any Employee any right with respect to continuation of employment with the Company or any parent or subsidiary corporation of the Company or (ii) interfere in any way with the right of the Company or any parent or subsidiary corporation of the Company to terminate his or her employment relationship at any time. Nothing contained in the Plan shall confer upon any Nonemployee Director any right with respect to continuation of membership on the Board.

        (c)        Other Laws; Withholding. The Company shall not be obligated to issue any Common Stock pursuant to any Award granted under the Plan at any time when the shares covered by such Award have not been registered under the Securities Act of 1933, as amended, and such other state and federal laws, rules and regulations as the Company or the Administrator deems applicable and, in the opinion of legal counsel for the Company, there is no exemption from the registration requirements of such laws, rules and regulations available for the issuance and sale of such shares. No fractional shares of Common Stock shall be delivered, nor shall any cash in lieu of fractional shares be paid. The Company shall have the right to deduct in connection with all Awards any taxes required by law to be withheld and to require any payments necessary to enable it to satisfy its withholding obligations.

        (d)        No Restriction on Corporate Action. Nothing contained in the Plan shall be construed to prevent the Company or any parent or subsidiary corporation of the Company from taking any action which is deemed by the Company or such parent or subsidiary corporation to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any Award made under the Plan. No Participant, beneficiary or other person shall have any claim against the Company or any parent or subsidiary corporation of the Company as a result of any such action.

        (e)        Restrictions on Transfer. An Award (other than an Incentive Stock Option, which shall be subject to the transfer restrictions set forth in Subparagraph VII(d)) shall not be transferable otherwise than (i) by will or the laws of descent and distribution, (ii) pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder, or (iii) with the consent of the Administrator.

        (f)        Governing Law. The Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to conflicts of laws principles thereof.